LEASE

THIS LEASE (this “Lease”) is made as of March 26, 2007, by and between Cole CL St. Croix USVI, LLC, a Delaware limited liability company (“Lessor”), and CULUSVI, Inc. d/b/a Cost-U-Less, a U.S. Virgin Islands corporation (“Lessee”).

W I T N E S S E T H:

THAT, in consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree as follows:

1. Certain Defined Terms. The following terms shall have the following meanings for all purposes of this Lease:

“ADA” means the Americans with Disabilities Act of 1990, as such act may be amended from time to time.

“Additional Rental” has the meaning set forth in Section 4C.

“Adjustment Date” means the first day of the month following the month in which the fifth (5th) anniversary of the Effective Date occurs, and every fifth (5th) anniversary of the Effective Date thereafter during the Lease Term (including the extension period(s) if Lessee exercises its option pursuant to Section 26).

“Affiliate” means any Person which directly or indirectly controls, is under common control with, or controlled by any other Person. For purposes of this definition “controls”, “under common control with” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

“Anti-Money Laundering Laws” means all applicable laws, regulations and government guidance on the prevention and detection of money laundering, including 18 U.S.C. § § 1956 and 1957, and the BSA.

“Applicable Regulations” means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Premises, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the ADA and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to Lessee or Guarantor.

“Base Annual Rental” means $512,000.00.

“Base Monthly Rental” means an amount equal to 1/12 of the applicable Base Annual Rental.

“BSA” means the Bank Secrecy Act (31 U.S.C. § § 5311 et. seq.), as amended.

“Business Day” means a day on which banks located in St. Croix, U.S. Virgin Islands are not required or authorized to remain closed.

“Change of Control” means a change in control of Lessee, including, without limitation, a change in control resulting from direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Lessee, and a Change of Control will occur if any of the following occurs: (i) any merger or consolidation by Lessee, with or into any other entity, which is not controlled by Guarantor; or (ii) if any “Person” as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, other than Guarantor or any entity controlled by Guarantor, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of Lessee, representing 50% or more of the combined voting power of Lessee’s then outstanding securities (other than indirectly as a result of the redemption by Lessee, of its securities).

“Code” means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

“Default Rate” means 8% per annum or the highest rate permitted by law, whichever is less.

“Effective Date” means the date on which COE (as such term is defined in the Purchase Agreement) occurs pursuant to the Purchase Agreement.

“Entity” means any entity that is not a natural person.

“Environmental Condition” means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or surrounding the Premises, whether or not discovered, which would reasonably be expected to or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against Lessee, Guarantor or Lessor by any third party (including, without limitation, any Governmental Authority), including, without limitation, any condition resulting from the operation of business at the Premises and/or the operation of the business of any other property owner or operator in the vicinity of the Premises and/or any activity or operation formerly conducted by any person or entity on or off the Premises.

“Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities and common law, relating to Hazardous Materials and/or the protection of human health or the environment by reason of a Release or a Threatened Release of Hazardous Materials or relating to liability for or costs of Remediation or prevention of Releases. “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations, rulings, orders or decrees promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities, if and to the extent they are applicable in the U.S. Virgin Islands: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tank systems), 42 U.S.C. §§ 6901 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 7401 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Endangered Species Act, 16 U.S.C. §§ 1531 et seq. and the National Environmental Policy Act, 42 U.S.C. § 4321 et seq. “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities and common law, if and to the extent they are applicable in the U.S. Virgin Islands: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of the Premises to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Materials in connection with permits or other authorizations required by Governmental Authorities; relating to the handling and disposal of Hazardous Materials; relating to nuisance, trespass or other causes of action related to Hazardous Materials; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of the Premises by reason of the presence of Hazardous Materials in, on, under or above the Premises.

“Environmental Liens” means all liens and other encumbrances imposed pursuant to any Environmental Law.

“Event of Default” has the meaning set forth in Section 21.

“GAAP” means generally accepted accounting principles consistently applied.

“Governmental Authority” means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over the Premises, Lessee or Guarantor (solely with respect to the Premises).

“Guarantor” means Cost-U-Less, Inc., a Washington corporation.

“Guaranty” means that certain unconditional guaranty of payment and performance dated as of the date of this Lease executed by Guarantor for the benefit of Lessor with respect to this Lease, as the same may be amended from time to time.

“Hazardous Materials” means (a) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment containing dielectric fluid having levels of polychlorinated biphenyls in excess of applicable standards established by any Governmental Authority, any petroleum product or additive, any petroleum-based substances or any similar terms described or defined in any Environmental Laws applicable to or regulating below or above ground tanks and associated piping systems used in connection with the storage, dispensing and general use of petroleum and petroleum-based substances, or any Toxic Mold; (c) any substance, gas, material or chemical which is now or hereafter defined as or included in the definition of “hazardous substances,” “toxic substances,” “hazardous materials,” “hazardous wastes,” “regulated substances” or words of similar import under any Environmental Laws; and (d) any other chemical, material, gas or substance the exposure to or release of which is prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over the Premises or the operations or activity at the Premises, or any chemical, material, gas or substance that does or is reasonably likely to pose a hazard to the health and/or safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.

“Indemnified Parties” means Lessor and Lessor’s directors, officers, shareholders, partners, members, employees, agents, servants, representatives, lenders, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lessor’s assets and business.

“Lease Term” has the meaning set forth in Section 3.

“Lease Year” means the 12-month period commencing on the first day of the calendar year or any other 12-month period as may be approved in writing by Lessor after the commencement of the Lease Term and each successive 12-month period thereafter.

“Lender” has the meaning set forth in Section 8.

“Lessee Indemnified Parties” means Lessee and Lessee’s directors, officers, shareholders, partners, members, employees, agents, servants, representatives, lenders, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lessee’s assets and business.

“Lessor Entities” means, collectively, Lessor and any Affiliate of Lessor.

“Losses” means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, reasonable attorneys’ fees, court costs and other costs of defense).

“Material Adverse Effect” means a material adverse effect on (i) the Premises, including, without limitation, the operation of the Premises as a Permitted Concept, or (ii) Lessee’s ability to perform its obligations under this Lease.

“OFAC Laws and Regulations” means, if and to the extent applicable to the Premises and Lessee, Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

“Permitted Amounts” means, with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms the presence, use, storage, release or handling of which does not constitute a violation of any Environmental Laws and is customarily employed in the ordinary course of, or associated with, similar businesses located in the U.S. Virgin Islands.

“Permitted Concept” means a Cost-U-Less wholesale/retail warehouse club and pharmacy.

“Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

“Personal Property” means all tangible personal property now or at any time hereafter located on or at the Premises or used in connection therewith, including, without limitation, all machinery, appliances, furniture, HVAC and other equipment, walk-in coolers, walk-in freezers, generators, trade fixtures and inventory, all of which constitute Lessee’s property, provided, however, the term “Personal Property” shall not include supply fans, exhaust fans, air ducts, hoods, vents, built-in sinks, built-in countertops, plumbing and electrical fixtures, sign poles and lighting poles, all of which items are intended to be fixtures as such term is used within the definition of “Premises.”

“Premises” means the parcel or parcels of real estate legally described in Exhibit A attached hereto, all rights, privileges and appurtenances associated therewith, and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate), excluding the Personal Property.

“Purchase Agreement” means that certain Purchase Agreement and Escrow Instructions dated as of December 21, 2006 between Series B, LLC, an Arizona limited liability company, and Guarantor with respect to the Premises, as amended to date.

“Release” means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

“Remediation” means any response, remedial, removal, or corrective action, any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials required by any Environmental Law or any Governmental Authority, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials, including, without limitation, all acts necessary to clean and disinfect any portions of the Premises affected by Toxic Mold and to eliminate the sources of Toxic Mold in or on the Premises, including, without limitation, providing any necessary moisture and control systems at the Premises.

“Threatened Release” means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding the Premises which may result from such Release.

“Toxic Mold” means any toxic mold or fungus of a type which would pose a risk to human health or the environment or would negatively impact the value of the Premises.

“U.S. Publicly-Traded Entity” is an Entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S. or a wholly-owned subsidiary of such an Entity.

2. Demise of Premises; Lease Characterization.

A. In consideration of the rentals and other sums to be paid by Lessee and of the other terms, covenants and conditions on Lessee’s part to be kept and performed, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, the Premises.

B. Lessor and Lessee intend that: (i) this Lease is a “true lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and (ii) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein. Lessor and Lessee acknowledge and agree that the Lease Term, including any term extensions provided for in this Lease, is less than the remaining economic life of the Premises. Each of Lessor and Lessee waives any claim or defense based upon the characterization of this Lease as anything other than a true lease and irrevocably waives any claim or defense which asserts that this Lease is anything other than a true lease. Each of Lessor and Lessee covenants and agrees that it will not assert that this Lease is anything but a true lease. Each of Lessor and Lessee stipulates and agrees not to challenge the validity, enforceability or characterization of this Lease of the Premises as a true lease and further stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like. Each of Lessor and Lessee shall support the intent of the parties that the lease of the Premises pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs. Each of Lessor and Lessee represents and warrants to the other that (1) the Base Annual Rental is the fair rental value for the use of the Premises as permitted hereunder and was agreed to by Lessor and Lessee on that basis, and (2) the execution, delivery and performance by Lessor and Lessee of this Lease does not constitute a transfer to Lessee of all or any part of the Premises other than a leasehold interest therein. The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section are a material inducement to Lessor and Lessee entering into this Lease.

3. Lease Term. The Lease Term shall commence as of the Effective Date and shall expire on the last day of the month in which the fifteenth (15th) anniversary of the Effective Date occurs, unless terminated sooner as provided in this Lease and as may be extended for two (2) periods of five (5) years each as set forth in Section 26 below. The time period during which this Lease shall actually be in effect is referred to herein as the “Lease Term.”

4. Rental and Other Payments.

A. If the Effective Date is a date other than the first day of the calendar month, Lessee shall pay Lessor on the Effective Date the Base Monthly Rental prorated on the basis of the ratio that the number of days from the Effective Date through the last day in the month containing the Effective Date bears to the number of days in such month. Thereafter, on or before the first day of each succeeding calendar month, Lessee shall pay Lessor in advance the Base Monthly Rental.

B. Commencing on the first Adjustment Date and on each Adjustment Date thereafter, the Base Annual Rental shall increase by an amount equal to the product of the then-current Base Annual Rental and ten percent (10%). The increased Base Annual Rental shall constitute the Base Annual Rental due and payable until the next Adjustment Date.

C. All sums of money required to be paid by Lessee under this Lease which are not specifically referred to as rent (“Additional Rental”) shall be considered rent although not specifically designated as such. Lessor shall have the same remedies for nonpayment of Additional Rental as those provided herein for the nonpayment of Base Annual Rental.

5. Representations and Warranties of Lessor. The representations and warranties of Lessor contained in this Section are being made to induce Lessee to enter into this Lease and Lessee has relied and will continue to rely upon such representations and warranties. Lessor represents and warrants to Lessee as of the Effective Date as follows:

A. Organization, Authority and Status of Lessor.

(i)  Lessor has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. All necessary limited liability company action has been taken to authorize the execution, delivery and performance by Lessor of this Lease and of the other documents, instruments and agreements provided for herein.

(ii) The person who has executed this Lease on behalf of Lessor is duly authorized so to do.

B. Enforceability. This Lease constitutes the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity.

6. Representations and Warranties of Lessee. The representations and warranties of Lessee contained in this Section are being made to induce Lessor to enter into this Lease and Lessor has relied, and will continue to rely, upon such representations and warranties. Lessee represents and warrants to Lessor as of the Effective Date as follows:

A. Organization, Authority and Status. (i) Lessee is a corporation, duly organized and validly existing and in good standing under the laws of the U.S. Virgin Islands where the Premises are located. Guarantor is a corporation, duly organized and validly existing under the laws of the State of Washington. All necessary corporate action has been taken to authorize the execution, delivery and performance by Lessee of this Lease and of the other documents, instruments and agreements provided for herein and by Guarantor of the Guaranty. Lessee’s Tax Identification number, Organization Identification number and principal place of business are correctly set forth on the signature page of this Lease. The person(s) who have executed this Lease on behalf of Lessee and the Guaranty on behalf of Guarantor are duly authorized to do so. To Lessee’s actual knowledge, neither Lessee nor Guarantor is an entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or which is otherwise in violation of any of the OFAC Laws and Regulations; provided, however, that the representation contained in this sentence shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly Traded Entity. As used herein, “Lessee’s actual knowledge” shall mean the actual knowledge of J. Jeffrey Meder, President of Guarantor, and Martin Moore, Vice President of Guarantor, without investigation.

B. Enforceability. Upon execution by Lessee, this Lease shall constitute the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity.

C. Litigation. There are no suits, actions, proceedings or investigations pending, or, to the best of its knowledge, threatened against or involving Lessee or the Premises before any arbitrator or Governmental Authority, except for such suits, actions, proceedings or investigations which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect.

D. Absence of Breaches or Defaults. Lessee is not and the authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in any breach or default under any document, instrument or agreement to which Lessee is a party or by which Lessee, the Premises or any of the property of Lessee is subject or bound, except for such breaches or defaults which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order. The Premises are not subject to any right of first refusal, right of first offer or option to purchase or lease granted to a third party by

Lessor or Guarantor. Lessee has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered this Lease or any rights hereunder or interest herein.

E. Licenses and Permits; Access. All required licenses and permits, both governmental and private, to use and operate the Premises as a Permitted Concept are in full force and effect, except for such licenses and permits the failure of which to obtain has not had, and would not reasonably be expected to result in, a Material Adverse Effect. Adequate rights of access to public roads and ways are available to the Premises for unrestricted ingress and egress and otherwise to permit utilization of the Premises for its intended purposes, and all such public roads and ways have been completed and dedicated to public use.

7. Rentals To Be Net to Lessor. Except as otherwise expressly provided herein or by applicable laws, regulations or ordinances, (i) this Lease is a net lease and shall not terminate prior to the stated expiration date hereof; (ii) so long as Lessor performs all of its obligations hereunder, Lessee shall not be entitled to any abatement, reduction, diminution, set-off, counterclaim, defense or deduction with respect to any Base Annual Rental, Additional Rental or other sums payable hereunder, (iii) the obligations of Lessee hereunder shall not be affected, by reason of: any damage to or destruction of the Premises or any portion thereof; any defect in the condition, design, operation or fitness for use of the Premises or any portion thereof; any taking of the Premises or any part thereof by condemnation or otherwise; any prohibition, limitation, interruption, cessation, restriction or prevention of Lessee’s use, occupancy or enjoyment of the Premises, or any interference with such use, occupancy or enjoyment by any person; construction on or renovation of the Premises; or any failure in the Premises to comply with Applicable Regulations, or any other cause whether similar or dissimilar to the foregoing. All costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof which may arise or become due and payable with respect to the period which commences on the Effective Date and ends on the expiration or earlier termination of the Lease Term in accordance with the provisions hereof (whether or not the same shall become payable during the Lease Term or thereafter) shall be paid by Lessee, except as otherwise expressly provided herein. It is the purpose and intention of the parties to this Lease that the Base Annual Rental and the Additional Rental due hereunder shall be absolutely net to Lessor and that this Lease shall yield, net to Lessor, the Base Annual Rental and the Additional provided in this Lease, except as specifically provided herein. So long as Lessee’s rights hereunder and quiet enjoyment of the Premises are not disturbed, and Lessor or its successor performs all of Lessor’s obligations hereunder, Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Lessor or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. Except as otherwise expressly provided herein or by applicable laws, regulations or ordinances, Lessee waives all rights to terminate or surrender this Lease, or to any abatement or deferment of Base Annual Rental, Additional Rental or other sums payable hereunder.

8. Taxes and Assessments. Lessee shall pay, prior to delinquency, all taxes and assessments of every type or nature assessed against, imposed upon or arising with respect to the Premises, this Lease, the rental or other payments due and payable by Lessee under this Lease or Lessee during the Lease Term, including, without limitation, the following:

A. All taxes and assessments upon the Premises or any part thereof and upon any Personal Property, whether belonging to Lessor or Lessee, or any tax or charge levied in lieu of such taxes and assessments;

B. All taxes, charges, license fees and or similar fees imposed by reason of the use of the Premises by Lessee; and

C. All excise, transaction, privilege, license, sales, use and other taxes upon the rental or other payments due and payable by Lessee under this Lease, the leasehold estate of Lessee or the activities of Lessee pursuant to this Lease.

Notwithstanding the foregoing, in no event will Lessee be required to pay any net income taxes (i.e., taxes which are determined taking into account deductions for depreciation, interest, taxes and ordinary and necessary business expenses) or franchise taxes (unless imposed in lieu of other taxes that would otherwise be the obligation of Lessee under this Lease, including, without limitation, any “gross receipts tax” or any similar tax payable in connection with the rent paid by Lessee hereunder) of Lessor, any transfer taxes of Lessor, or any tax imposed with respect to the sale, exchange or other disposition by Lessor, in whole or in part, of the Premises or Lessor’s interest in this Lease, or any tax imposed on Lessor not in connection with the Premises or this Lease.

All taxing authorities shall be instructed to send all tax and assessment invoices payable by Lessee hereunder to Lessee, and Lessee shall promptly provide Lessor and any lender with a security interest in the Premises designated by Lessor in a written notice to Lessee (each, a “Lender”) with copies of all tax and assessment invoices received by Lessee and payable by Lessee hereunder. Upon Lessor’s written request therefor, Lessee shall also provide Lessor and any Lender with evidence that such invoices were paid in a timely fashion. Lessee may, at its own expense, contest or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any item payable by Lessee specified in this Section or lien therefor, provided that (i) Lessee shall provide written notice to Lessor of any contest involving more than $10,000.00, (ii) such proceeding shall suspend the collection thereof from the Premises or any interest therein, (iii) neither the Premises nor any interest therein would be in any imminent danger of being sold, forfeited or lost by reason of such proceedings, and (iv) no Event of Default has occurred and is continuing (unless Lessee has deposited in escrow or obtained a bond for the disputed amount, or otherwise provided security for the payment of taxes and assessments which are ultimately found to be due and payable by Tenant hereunder, to Landlord’s reasonable satisfaction).

9. Utilities. Lessee shall contract, in its own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Premises during the Lease Term. Under no circumstances shall Lessor be responsible for any interruption of any utility service.

10. Insurance. Throughout the Lease Term Lessee shall maintain with respect to the Premises, at its sole expense, the following types and amounts of insurance (which may be included under a blanket insurance policy if all the other terms hereof are satisfied), in addition to such other insurance as Lessor may reasonably require:

A. Insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, wind, flood (if the Premises are in a location designated by the Federal Emergency Management Administration as a Special Flood Hazard Area), earthquake (if the Premises is in an area subject to destructive earthquakes within the past 100 years), boiler explosion (if there is any boiler upon the Premises), plate glass breakage, sprinkler damage (if the Premises have a sprinkler system), all matters covered by a standard extended coverage endorsement, all matters covered by a special coverage endorsement commonly known as an “all risk” endorsement, insuring the Premises and the Personal Property for not less than 100% of their full insurable replacement cost, subject to commercially reasonable deductible amounts.

B. Commercial general liability and property damage insurance, including a products liability clause, covering Lessor and Lessee against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Premises or adjoining ways, streets or sidewalks and, if applicable, insurance covering Lessor and Lessee against liability arising from the sale of liquor, beer or wine on the Premises. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Lessee’s obligations under Section 17 hereof to the extent insurable, and a “severability of interest” clause or endorsement which precludes the insurer from denying the claim of Lessee or Lessor because of the negligence or other acts of the other, shall be in amounts of not less than $2,000,000.00 per injury and occurrence with respect to any insured liability, whether for personal injury or property damage, and shall be of form and substance reasonably satisfactory to Lessor.

C. Business income insurance equal to 100% of the Base Monthly Rental for a period of not less than six months.

D. State (or U.S. Virgin Islands) Worker’s compensation insurance in the statutorily mandated limits, employer’s liability insurance with limits not less than $500,000 and such other insurance as may be necessary to comply with applicable laws.

All insurance policies shall:

(i) Provide for a waiver of subrogation by the insurer as to claims against Lessor, Lessor’s employees and agents and provide that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the conduct of Lessee, its officers, directors, employees or agents;

(ii) Provide that any “no other insurance” clause in the insurance policy shall exclude any policies of insurance maintained by Lessor and that the insurance policy shall not be brought into contribution with insurance maintained by Lessor;

(iii) Contain a standard without contribution mortgage clause endorsement in favor of any lender designated by Lessor in writing;

(iv) Provide that the policy of insurance shall not be terminated, cancelled or substantially modified without at least thirty (30) days’ prior written notice to Lessor and to any lender covered by any standard mortgage clause endorsement;

(v) Provide that the insurer shall not have the option to restore the Premises if Lessor or Lessee elects to terminate this Lease in accordance with the terms hereof;

(vi) Be issued by insurance companies licensed to do business in the U.S. Virgin Islands and which are rated AVI or better by Best’s Insurance Guide or are otherwise approved by Lessor; and

(vii) Provide that the insurer shall not deny a claim because of the negligence of Lessee, anyone acting for Lessee or any tenant or other occupant of the Premises.

It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Lessee for its acts or omissions as provided in this Lease. All insurance policies (with the exception of worker’s compensation insurance to the extent not available under statutory law) shall designate Lessor and any Lender as additional insureds as their interests may appear and shall be payable as set forth in Section 19 hereof. All such policies shall be written as primary policies, with deductibles not to exceed 10% of the amount of coverage. Any other policies, including any policy now or hereafter carried by Lessor, shall serve as excess coverage. Lessee shall procure policies for all insurance for periods of not less than one year and shall provide to Lessor and any Lender certificates of insurance evidencing that insurance satisfying the requirements of this Lease is in effect at all times.

11. Tax and Insurance Impound. Upon the occurrence of an Event of Default, so long as such Event of Default remains uncured, Lessor may require Lessee to deposit with Lessor sums which will provide an impound account (which shall be deemed a trust fund) for paying up to the next one year of taxes, assessments and/or insurance premiums. Upon such requirement, Lessor will estimate the amounts needed for such purposes and will notify Lessee to pay the same to Lessor in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Lease. Should additional funds be required at any time, Lessee shall pay the same to Lessor on demand. Lessee shall advise Lessor of all taxes and insurance bills which are due, and Lessor shall cooperate fully with Lessee in assuring that the same are paid from the impounded funds in a timely manner. Lessor shall deposit all impounded funds in trust accounts insured by any federal or state agency and shall not commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be the sole property of Lessee. Upon the occurrence of an Event of Default by Lessee under Sections 21A(ii) or (iii), Lessor may apply all impounded funds against any sums due from Lessee to Lessor hereunder. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee. Within 60 days after the expiration or earlier termination of this Lease, Lessor shall provide an accounting showing all credits and debits to and from such impounded funds received from Lessee and reimburse to Lessee such funds, if any, in excess of the amount reasonably estimated by Lessor to be necessary to pay unpaid taxes and/or insurance payable by Lessee hereunder and applicable to the period of Lessee’s tenancy under this Lease, even if such amounts are not yet due or payable. Lessor’s obligations under this Section shall survive the expiration or termination of this Lease.

12. Payment of Rental and Other Sums. All rental and other sums which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due without any setoff, abatement, deferment, deduction or counterclaim whatsoever, except as otherwise provided herein. Upon execution of this Lease, Lessee shall authorize Lessor to establish arrangements whereby payments of the Base Monthly Rental, any Additional Rental and impound payments, if any, are transferred by Automated Clearing House Debit initiated by Lessor or its designee directly from an account at a U.S. bank in the name of Lessee to such account as Lessor may designate provided, however, upon notice from any Lender, co-signed by Lessor, delivered in the manner set forth in Section 27, Lessee shall deliver all payments of Base Monthly Rental and Additional Rental as specified in such notice. Any delinquent payment (that is, any payment not made within five (5) calendar days after the date when due and after the date of Lessee’s receipt of Lessor’s written notice relating thereto) shall, in addition to any other remedy of Lessor, incur a late charge of 5% (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment and should not be considered interest) and bear interest at the Default Rate, such interest to be computed from and including the date such payment was due through and including the date of the payment; provided, however, in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect.

13. Use. The Premises shall be used solely for the operation of a Permitted Concept and for no other purpose without Lessor’s prior written consent, which consent shall not be unreasonably withheld conditioned or delayed.

Lessee shall not, by itself or through any assignment, sublease or other type of transfer, convert the Premises to an alternative use during the Lease Term without Lessor’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. Lessor may consider any or all of the following in determining whether to grant its consent, without being deemed to be unreasonable: (i) whether the rental paid to Lessor would be equal to or greater than the anticipated rental assuming continued existing use, (ii) whether the proposed rental to be paid to Lessor is reasonable considering the converted use of the Premises and the customary rental prevailing in the community for such use, (iii) whether the converted use will be consistent with the highest and best use of the Premises, and (iv) whether the converted use will increase Lessor’s risks or decrease the value of the Premises. Notwithstanding anything contained herein to the contrary, Lessee shall have the unrestricted right to assign this Lease or sublease all or any portion of the Premises to any Person controlled by Guarantor.

14. Compliance With Laws, Restrictions, Covenants and Encumbrances. A. Lessee’s use and occupation of the Premises, and the condition thereof, shall, at Lessee’s sole cost and expense, comply with all Applicable Regulations now or hereafter in effect and all restrictions, covenants and encumbrances of record with respect to the Premises existing on the Effective Date or consented to by Lessee (which consent shall not be unreasonably withheld, conditioned or delayed) after the Effective Date. In addition, Lessee shall comply with all Applicable Regulations now or hereafter in effect, including, without limitation, the OFAC Laws and Regulations and Anti-Money Laundering Laws. Without limiting the generality of the other provisions of this Section, Lessee shall comply with the ADA, and all regulations promulgated thereunder, if and to the extent applicable to the Premises.

B. Lessee will not permit any act or condition to exist on or about the Premises which will increase any insurance rate thereon, except when such acts are required in the normal course of its business and Lessee shall pay for such increase.

C. Lessee represents and warrants to Lessor with respect to the Premises as follows: (i) to Lessee’s actual knowledge, neither the Premises, nor Lessee, nor Guarantor is in violation of, or subject to, any pending or, to Lessee’s actual knowledge, threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Premises; (ii) to Lessee’s actual knowledge, all permits, licenses or similar authorizations required to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Premises by reason of any Environmental Laws have been obtained; (iii) to Lessee’s actual knowledge, no Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred, disposed of or otherwise Released in, on, under, from or about the Premises by Lessee or Guarantor, except in Permitted Amounts; (iv) to Lessee’s actual knowledge, the Premises does not contain Hazardous Materials, except in Permitted Amounts; (v) to Lessee’s actual knowledge, there is no threat of any Release migrating to the Premises in excess of Permitted Amounts; (vi) to Lessee’s actual knowledge, there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Premises; (vii) to Lessee’s actual knowledge, neither Guarantor nor Lessee has received any written or oral notice or other communication from any person or entity (including but not limited to a Governmental Authority) relating to Hazardous Materials or Remediation thereof in excess of Permitted Amounts, of possible liability of any person or entity pursuant to any Environmental Law, other Environmental Conditions in connection with the Premises, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; (viii) to Lessee’s actual knowledge, all information known to Lessee or Guarantor, or contained in the files of Lessee or Guarantor, relating to any Environmental Condition, Releases of Hazardous Materials in, on, under or from the Premises, other than in Permitted Amounts, has been provided to Lessor under the Purchase Agreement, including, without limitation, information relating to all prior Remediation; and (ix) to Lessee’s actual knowledge, the Premises has been kept free and clear of all Environmental Liens; and neither Guarantor nor Lessee, has committed any act on the Premises that materially increased the dangers to human health or the environment, posed an unreasonable risk of harm to any person or entity, impaired the value of the Premises in any material respect, is contrary to any requirement of any insurer, constituted a public or private nuisance, constituted waste, or violated any covenant, condition, agreement or easement applicable to the Premises.

D. Lessee covenants to Lessor from and after the Effective Date and until the expiration or earlier termination of this Lease as follows: (i) Lessee shall not take any action, or permit any other operator or user of the Premises to take any action, that will cause the Premises to be in violation of Environmental Laws, or subject to any investigation or inquiry by any Governmental Authority or subject to any Remediation obligations under any Environmental Laws; (ii) all uses and operations on or of the Premises, whether by Lessee or any other operator or user of the Premises, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (iii) Lessee shall not cause any Releases or take any action that will cause Hazardous Materials to be in, on, under or from the Premises, except in Permitted Amounts; (iv) Lessee shall not take any action that will cause the Premises to be subject to Environmental Liens; and (v) Lessee shall not do or allow any tenant or other user of the Premises to do any act on the Premises that (1) materially increases the dangers to human health or the environment, (2) poses an unreasonable risk of harm to any person or entity (whether on or off the Premises), (3) materially impairs or is reasonably likely to materially impair the value of the Premises, (4) is contrary to any requirement of any insurer, (5) constitutes a public or private nuisance or constitutes waste, or (6) violates any covenant, condition, agreement or easement applicable to the Premises on the Effective Date or consented to by Lessee (which consent shall not be unreasonably withheld, conditioned or delayed) after the Effective Date.

E. Lessee shall immediately notify Lessor in writing upon Lessee obtaining actual knowledge after the Effective Date of: (i) any occurrence of Releases or Threatened Releases in, on, under, from or migrating towards the Premises, in excess of Permitted Amounts after the Effective Date, including, without limitation, the occurrence on or under the Premises, or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials, apparent or real, in excess of Permitted Amounts after the Effective Date; (ii) any non-compliance with any Environmental Laws related in any way to the Premises occurring after the Effective Date; (iii) any Environmental Lien or any act or omission which would reasonably be expected to result in the imposition of an Environmental Lien affecting the Premises occurring after the Effective Date; (iv) any required or proposed Remediation of Environmental Conditions relating to the Premises, including, without limitation, any and all enforcement, clean-up, remedial, removal or other governmental or regulatory actions threatened, instituted or completed pursuant to any of the Environmental Laws affecting the Premises; (v) any written or oral notice or other communication of which Lessee or Guarantor becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials on the Premises or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law in connection with the Premises, other Environmental Conditions in connection with the Premises, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Lease; or (vi) any investigation or inquiry initiated by any Governmental Authority relating to the Environmental Condition of the Premises.

F. If Lessee causes any Releases on the Premises in material violation of Environmental laws after the Effective Date, Lessee shall, at its sole cost and expense: (i) perform any environmental site assessment or other investigation of Environmental Conditions in connection with the Premises as may be required under the Environmental Laws (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lessor the reports and other results thereof, and Lessor and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; and (ii) have the Premises inspected as may be required by any Environmental Laws for seepage, spillage and other environmental concerns. Lessee shall provide Lessor with written certified results of all inspections performed on the Premises. If Lessee causes any Releases on the Premises in material violation of Environmental laws after the Effective Date, all costs and expenses associated with the inspection, preparation and certification of results, as well as those associated with any corrective action, shall be paid by Lessee. All inspections and tests performed on the Premises pursuant to this paragraph shall be conducted in compliance with all Environmental Laws.

G. (i) Lessee shall, at its sole cost and expense, and without limiting the rights of Lessor under any other provision of this Lease, comply with all reasonable written requests of Lessor with respect to the Premises to: (1) reasonably effectuate Remediation of any condition (including but not limited to a Release) caused by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees in, on, under or from the Premises if and to the extent required by Environmental Laws; (2) comply with any Environmental Law; (3) comply with any directive from any Governmental Authority; and (4) take any other reasonable action necessary or appropriate for protection of human health or the environment.

(ii) Upon any Release on, above or under the Premises caused by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees Lessee shall immediately remedy such situation in accordance with all Environmental Laws. Should Lessee fail to remedy or cause the remedy of such situation caused by Lessee Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees in accordance with all Environmental Laws, and if such failure is not cured, or if Lessee does not commence diligent efforts to cure such failure, within ten (10) days after Lessee’s receipt of Lessor’s written notice of such failure, Lessor shall be permitted to take such actions in its reasonable discretion to remedy such situation if and to the extent required by Environmental Laws and any actual and reasonable costs and expenses incurred in connection therewith shall be paid by Lessee.

H. Lessor and any other person or entity designated by Lessor in writing, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Premises, upon reasonable prior written notice to Lessee, in a manner reasonably designed to not interfere with Lessee’s or other occupants’ conduct of their business at the Premises, during normal business hours or at any time in the event of an emergency (including, without limitation, in connection with a proposed sale or conveyance of the Premises, a proposed financing or refinancing secured by the Premises, any securitization, participation or transfer of any mortgage loan documents encumbering the Premises or the exercise of any remedies set forth in the Lease or any mortgage loan documents encumbering the Premises) to assess any and all aspects of the Environmental Condition of the Premises and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lessor’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing; provided, however, that Lessor shall restore the Premises at Lessor’s sole cost and expense. Lessee shall reasonably cooperate with and provide access to Lessor and any such person or entity designated by Lessor. Any such assessment and investigation relating to any Release (including any restoration of the Premises made necessary by any invasive testing) shall be at Lessee’s sole cost and expense if Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees has caused the Release at the Premises in excess of Permitted Amounts. Otherwise, any such assessment and investigation shall be at Lessor’s sole cost and expense.

I. Lessee fully and completely releases, waives and covenants not to assert any claims, liabilities, actions, defenses, challenges, contests or other opposition against Lessor, however characterized, known or unknown, foreseen or unforeseen, now existing or arising in the future, relating to any Release or presence of Hazardous Materials on, at or affecting the Premises, unless a Release is caused by Lessor, its employees, agents or contractors.

J. In addition to the other requirements of this Section, Lessee shall, at all times throughout the Lease Term, comply with all federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies or rules of common law now or hereafter in effect and in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment, applicable to Lessee and its use and occupancy of the Premises.

15. Condition of Premises; Maintenance. Lessee has inspected, or had the opportunity to inspect, the Premises and hereby accepts the Premises “AS IS” and “WHERE IS”, with no representation or warranty of Lessor as to the condition thereof, and subject to the existing state of facts which an accurate survey or physical inspection might reveal, and all Applicable Regulations now or hereafter in effect. Lessee shall (i) maintain the Premises in good condition and repair, subject to reasonable and ordinary wear and tear, free from actual or constructive waste, (ii) operate, remodel, update and modernize the Premises as deemed necessary or desired by Lessee, and (iii) pay all operating costs of the Premises in the ordinary course of business. Except as otherwise specifically provided herein, Lessee waives any right to (1) require Lessor to maintain, repair or rebuild all or any part of the Premises or (2) make repairs at the expense of Lessor, pursuant to any Applicable Regulations at any time in effect.

16. Waste; Alterations and Improvements. Lessee shall not alter the exterior, structural, plumbing or electrical elements of the Premises in any manner without the consent of Lessor, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that Lessee may undertake nonstructural alterations to the Premises costing less than $100,000 per project without Lessor’s consent. For purposes of this Lease, alterations to the exterior, structural, plumbing or electrical elements of the Premises shall mean:

(i) alterations which affect the foundation or “footprint” of the improvements at the Premises;

(ii) alterations which involve the structural elements of the improvements at the Premises, such as a load-bearing wall, structural beams, columns, supports or roof; or

(iii) alterations which materially affect any of the building systems, including, without limitation, the electrical systems, HVAC (which shall remain Lessee’s property until the expiration or earlier termination of this Lease), plumbing, and fire and safety systems.

If Lessor’s consent is required hereunder and Lessor consents to the making of any such alterations, the same shall be made by Lessee at Lessee’s sole expense by a licensed contractor and according to plans and specifications reasonably approved by Lessor and subject to such other reasonable conditions as Lessor shall require. Any work at any time commenced by Lessee or Lessor on the Premises shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease. Upon completion of any alterations by Lessee, Lessee shall promptly provide Lessor with (i) evidence of full payment to all laborers and materialmen contributing to the alterations, (ii) an architect’s certificate certifying the alterations to have been completed in conformity with the plans and specifications, (iii) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy), and (iv) any other documents or information reasonably requested by Lessor. Any addition to or alteration of the Premises shall automatically be deemed a part of the Premises and belong to Lessor, and Lessee shall execute and deliver to Lessor such instruments as Lessor may reasonably require to evidence the ownership by Lessor of such addition or alteration. Lessee shall execute and file or record, as appropriate, a “Notice of Non-Responsibility,” or any equivalent notice permitted under applicable law in the U.S. Virgin Islands.

17. Indemnification. Lessee shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all Losses (excluding Losses suffered by an Indemnified Party arising out of the negligence or willful misconduct of any of the Indemnified Parties; provided, however, that the term “negligence” shall not include negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of Lessor’s interest in the Premises or Lessor’s failure to act in respect of matters which are or were the obligation of Lessee under this Lease) caused by, incurred or resulting from Lessee’s operations of the Premises, whether relating to alteration, maintenance or use by Lessee or from any breach of, default under, or failure to perform, any term or provision of this Lease by Lessee, its officers, employees, agents or other persons under Lessee’s control or affiliated with Lessee, or to which any Indemnified Party is subject because of (1) any accident, injury to or death of any person or loss of or damage to property caused by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees and occurring in, on or about the Premises or portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (2) the use, non-use or condition caused by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees, in, on or about, or Lessee’s, Guarantor’s, or any of their respective agents’, representatives’, licensees’, invitees’, assignees’ and sublessees’ possession, alteration, repair, operation, maintenance or management of, the Premises or any portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (3) any representation or warranty made herein by Lessee, in any certificate delivered in connection herewith or in any other agreement to which Lessee is a party or pursuant thereto being false or misleading in any material respect as of the date of such representation or warranty was made, (4) Lessee’s, Guarantor’s, or any of their respective agents’, representatives’, licensees’, invitees’, assignees’ and sublessees’ performance of any labor or services or the furnishing of any materials or other property pursuant to the request of Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees in respect to the Premises or any portion thereof (excluding, however, any such performance or furnishing done at the request or direction of any of the Lessor Entities), (5) any taxes, assessments or other charges which Lessee is required to pay under Section 8, (6) any lien, encumbrance or claim arising on or against the Premises or any portion thereof under any Applicable Regulation or otherwise which Lessee is obligated hereunder to remove and discharge, or any failure to comply with any Applicable Regulation by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees, (7) the claims of Lessee’s or Guarantor’s invitees, patrons, licensees or subtenants of all or any portion of the Premises or any Person acting through or under Lessee or Guarantor otherwise acting under or as a consequence of this Lease or any sublease relating to Lessee’s or Guarantor’s negligence or intentional misconduct, (8) any act or omission of Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees, (9) any contest referred to in Section 8, (10) the sale of liquor, beer or wine on the Premises by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees, and (11) costs of Remediation (whether or not performed voluntarily), engineers’ fees, environmental consultants’ fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials in, on, above, or under the Premises caused by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees; (ii) any past, present or Threatened Release by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees in, on, above, under or from the Premises; (iii) any activity by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees or sublessees in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Premises of any Hazardous Materials at any time located in, under, on or above the Premises caused by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees; (iv) any activity by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees in connection with any actual or proposed Remediation of any Hazardous Materials at any time located in, under, on or above the Premises, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (v) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees in connection with the Premises or operations thereon, including but not limited to any failure by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees to comply with any order of any Governmental Authority in connection with any Environmental Laws; (vi) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Premises caused by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees; (vii) any administrative processes or proceedings or judicial proceedings in any way connected with any matter caused by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees addressed in this Section; (viii) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Premises caused by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees, including but not limited to costs to investigate and assess such injury, destruction or loss; (ix) any acts of Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees, in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials owned or possessed by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Materials; (x) any acts of Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees, in accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites selected by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees, from which there is a Release, or a Threatened Release of any Hazardous Materials which causes the incurrence of costs for Remediation; (xi) any personal injury, wrongful death, or property damage caused by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees arising under any statutory or common law or tort law theory, including but not limited to damages caused by Lessee, Guarantor, or any of their respective agents, representatives, licensees, invitees, assignees and sublessees assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Premises; or (xii) Lessee’s misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform Lessee’s covenants or other obligations pursuant to this Section. Lessee’s obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason.

Lessor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Lessee Indemnified Parties for, from and against any and all Losses (excluding Losses suffered by any Lessee Indemnified Party arising out of the negligence or willful misconduct of any of the Lessee Indemnified Parties) caused by, incurred or resulting from Lessor’s breach of any covenants, representations, warranties or agreements under this Lease or any negligence or willful misconduct of Lessor, its officers, employees, agents or other persons under Lessor’s control.

18. Quiet Enjoyment. So long as Lessee shall pay the rental and other sums herein provided and shall keep and perform all of the terms, covenants and conditions on its part herein contained, Lessee shall have, subject and subordinate to Lessor’s rights specifically set forth herein, the right to the peaceful and quiet occupancy of the Premises without hindrance or interference by Lessor or others claiming by, through or under Lessor.

19. Condemnation or Destruction.

A. In the event that Lessee or Lessor becomes aware of a taking of all or any part of the Premises for any public or quasi public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Lessor, Lessee and those authorized to exercise such right (“Taking”) or the commencement of any proceedings or negotiations which might result in a Taking or any damage to or destruction of the Premises or any part thereof (a “Casualty”), such party will promptly give written notice thereof to the other, generally describing the nature and extent of such Taking, proceedings, negotiations or Casualty and including copies of any documents or notices received in connection therewith. Thereafter, each party shall promptly send the other copies of all correspondence and pleadings relating to any such Taking, proceedings, negotiations or Casualty. During all periods of time following a Casualty, Lessee shall take reasonable actions to ensure that the Premises is secure and does not pose any risk of harm to adjoining property owners or occupants or third-parties.

B. In the event of (i) a Taking of all of the Premises, other than for temporary use, (ii) a Taking of substantially all of the Premises (other than for temporary use) that results in Lessee making a good faith determination that the restoration and continued use of the remainder of the Premises as a Permitted Concept would be uneconomic (each of (i) and (ii), a “Total Taking”), or (iii) a Casualty of all or substantially all of the Premises that results in Lessee making a good faith determination that the restoration and continued use of the Premises as a Permitted Concept would be uneconomic (a “Total Casualty”), if this Lease is terminated pursuant to the provisions hereof, Lessor shall be entitled to receive the entire award for the Premises, insurance proceeds or payment in connection therewith for the Premises without deduction for any leasehold estate vested in Lessee by this Lease. Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to every such award, insurance proceeds or payment and agrees that Lessee shall not be entitled to any award, insurance proceeds or payment for the value of Lessee’s leasehold interest in this Lease. Lessee shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Personal Property, the interruption of its business and moving expenses, but only if such claim or award does not adversely affect or interfere with the prosecution of Lessor’s claim for the Total Taking, or otherwise reduce the amount recoverable by Lessor for the Total Taking, relating to the Premises. Lessee shall be entitled to claim and receive any insurance proceeds with respect to the Personal Property, the interruption of its business and moving expenses, but only if such claim or proceeds does not adversely affect or interfere with the prosecution of Lessor’s claim for the Total Casualty, or otherwise reduce the amount recoverable by Lessor for the Total Casualty, relating to the Premises.

In the event of a Total Taking or Total Casualty, Lessee shall have the right to terminate this Lease by written notice (the “Termination Notice”) given to Lessor not later than 45 days after the Total Taking or Total Casualty, as applicable. The Termination Notice must: (i) specify a date on which this Lease shall terminate, which date shall be the last day of a calendar month occurring not earlier than 30 days and not later than 150 days after the delivery of such notice (the “Early Termination Date”); and (ii) contain a certificate executed by the president, chief financial officer or treasurer of Lessee which (X) describes the Total Taking or Total Casualty, and (Y) represents and warrants that either the whole of the Premises has been taken, or that substantially all of the Premises has been taken and Lessee has determined in good faith that the restoration and continued use of the remainder of the Premises as a Permitted Concept would be uneconomic, or that either the whole or substantially all of the Premises has been damaged or destroyed and Lessee has determined in good faith that the restoration and continued use of the Premises as a Permitted Concept would be uneconomic. If this Lease is terminated pursuant to this Section, (i) the net award for such Total Taking or net insurance proceeds for such Total Casualty, as applicable, relating to the Premises, after deducting all costs, fees and expenses incident to the collection thereof, including all costs and expenses incurred by Lessor in connection therewith (the “Net Award”) shall be paid to and belong to Lessor (provided, however, that the Net Award shall not include any award or proceeds for the Personal Property, the interruption of Lessee’s business and moving expenses, all of which shall belong to Lessee), (ii) on the Termination Date, Lessee shall pay to Lessor all Base Annual Rental, Additional Rental and other sums and obligations accrued through the date of Taking or Casualty (and all of the foregoing amounts shall abate after the date of Taking or Casualty), and (iii) Lessee shall have no obligation to repair or restore the Premises, and all obligations of either party hereunder shall cease as of the Termination Date; provided, however, Lessee’s and Lessor’s indemnification obligations with respect to the Premises under any indemnification provisions of this Lease.

C. In the event of a Taking of all or any part of the Premises for a temporary use lasting not longer than three (3) years (“Temporary Taking”), this Lease shall remain in full force and effect without any reduction of Base Annual Rental, Additional Rental or any other sum payable hereunder. Except as provided below, Lessee shall be entitled to the entire award for a Temporary Taking, whether paid in the form of damages, rent or otherwise, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which case the award made for such Taking shall be apportioned between Lessor and Lessee as of the date of such expiration. At the termination of any such Temporary Taking, Lessee will, at its own cost and expense and pursuant to the terms of Section 16 above, promptly commence and complete the restoration of the Premises; provided, however, Lessee shall not be required to restore the Premises if the Lease Term shall expire prior to, or within one (1)

year after, the date of termination of such Temporary Taking, and in such event Lessor shall be entitled to recover that portion of the award relating to the Temporary Taking, which is attributable to the restoration cost.

D. In the event of a Taking which is not a Total Taking or a Temporary Taking (“Partial Taking”) or of a Casualty which is not a Total Casualty (a “Partial Casualty”), all awards, compensation or damages, except amounts paid for Lessee’s Personal Property and interruption of its business, shall be paid to Lessor, and Lessor shall have the option to (i) terminate this Lease by notifying Lessee within 60 days after Lessee gives Lessor notice of such Partial Taking or Partial Casualty or that title has vested in the taking authority or (ii) continue this Lease in effect, which election may be evidenced by either a notice from Lessor to Lessee or Lessor’s failure to notify Lessee that Lessor has elected to terminate this Lease within such 60 day period. Lessee shall have a period of 60 days after Lessor’s notice that it has elected to terminate this Lease which is actually or deemed to have been issued, during which to elect to continue this Lease on the terms herein provided. If Lessor elects to terminate this Lease and Lessee does not elect to continue this Lease or shall fail during such 60 day period to notify Lessor in writing of Lessee’s intent to continue this Lease, then this Lease shall terminate as of the last day of the month during which such period expired. Lessee shall then immediately vacate and surrender the Premises, all obligations of either party hereunder shall cease as of the date of termination (provided, however, Lessee’s and Lessor’s obligations under any indemnification provisions of this Lease (including, without limitation, Sections 14 and 17) and Lessee’s obligations to pay Base Annual Rental, Additional Rental and all other sums (whether payable to Lessor or a third party, reduced equitably based on the portion of the Premises which was rendered unusable by the Taking or Casualty) accruing under this Lease prior to the date of termination shall survive such termination) and, except for amounts paid for Lessee’s Personal Property, interruption of business and moving expenses, Lessor may retain all such awards, compensation or damages. If Lessor elects not to terminate this Lease, or if Lessor elects to terminate this Lease but Lessee elects to continue this Lease, then this Lease shall continue in full force and effect on the following terms: (i) all Base Annual Rental, Additional Rental and other sums and obligations due under this Lease shall abate equitably based upon the unusable portion of the Premises until the Premises are completely restored (and, in the case of a Partial Taking, the foregoing amounts shall be equitably reduced after the date on which the Premises are restored, for the remainder of the Lease Term, based on the areas of the Premises which are taken or rendered unusable as a result of the Partial Taking), and (ii) Lessor shall assign to Lessee any and all award, compensation or damages received by Lessor after deducting all actual and reasonable costs, fees and expenses incident to the collection thereof, including all actual and reasonable costs and expenses incurred by Lessor in connection therewith (the “Net Restoration Amount”), and Lessee shall promptly commence and diligently prosecute restoration of the Premises to the same condition, as nearly as practicable, as prior to such Partial Taking or Partial Casualty as approved by Lessor. Lessee shall be entitled to keep any portion of the Net Restoration Amount which may be in excess of the cost of restoration and Lessee shall bear all additional costs, fees and expenses of such restoration in excess of the Net Restoration Amount. If this Lease is terminated as a result of a Partial Casualty, simultaneously with such termination,

Lessee shall pay Lessor an amount equal to the insurance deductible applicable to such Partial Casualty.

E. Any loss under any property damage insurance required to be maintained by Lessee shall be adjusted by Lessor and Lessee. Any award relating to a Total Taking or a Partial Taking shall be adjusted by Lessor and Lessee. Notwithstanding the foregoing or any other provisions of this Section to the contrary, if at the time of any Taking or any Casualty or at any time thereafter an Event of Default shall have occurred and be continuing under this Lease, Lessor is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee’s claim, if any, for an award on account of such Taking or for insurance proceeds on account of such Casualty and to collect such award or proceeds and apply the same, after deducting all actual and reasonable costs, fees and expenses incident to the collection thereof, to the curing of such Event of Default and any other then existing Event of Default under this Lease and/or to the payment of any amounts owed by Lessee to Lessor under this Lease, in such order, priority and proportions as Lessor in its discretion shall deem proper.

F. Notwithstanding the foregoing, nothing in this Section 19 shall be construed as limiting or otherwise adversely affecting the representations, warranties, covenants and characterizations set forth in Lease.

20. Inspection. Lessor and its authorized representatives shall have the right, upon reasonable prior notice to Lessee, in a manner reasonably designed to not interfere with Lessee’s conduct of its business at the Premises, during normal business hours (or at any time in the event of an emergency) to enter the Premises or any part thereof at reasonable times in order to inspect the same and make photographic or other evidence concerning Lessee’s compliance with the terms of this Lease or in order to show the Premises to prospective purchasers and lenders. Except in the event of Lessor’s or its representatives’ or contractors’ negligence or willful misconduct, Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned by such entry so long as Lessor or its representatives and contractors shall have used diligent efforts not to unreasonably interrupt Lessee’s normal business operations. Lessee shall keep and maintain at the Premises or Lessee’s chief executive office full, complete and appropriate records of Lessee’s repair and maintenance of the Premises. Lessee’s repair and maintenance records relating to the Premises shall at all reasonable times be open for inspection by Lessor, Lender and their respective auditors or other authorized representatives.

21. Default, Remedies and Measure of Damages.

A. Each of the following shall be an event of default under this Lease (each, an “Event of Default”):

(i) If any representation or warranty of Lessee set forth in this Lease or of Guarantor set forth in the Guaranty is false when made in any material respect,

or if Lessee or Guarantor renders any materially false statement or account to Lessor or any Lender;

(ii) If any rent or other monetary sum due under this Lease is not paid within five (5) days from the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, Lessor shall not be entitled to exercise its remedies set forth below unless and until Lessor shall have given Lessee written notice thereof and a period of five (5) days from Lessee’s receipt of such notice shall have elapsed without such Event of Default being cured;

(iii) Subject to the provisions of Section 8 of this Lease, if Lessee fails to pay, prior to delinquency, any taxes, assessments or other charges the failure of which to pay will result in the imposition of a lien against the Premises pursuant to Applicable Regulations and if such failure is not cured within five (5) days after Lessee’s receipt of Lessor’s written notice relating thereto;

(iv) If Lessee or Guarantor files or notifies Lessor that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, hereinafter, an “Action”), becomes the subject of either a petition under the Code or an Action, and if such petition is not withdrawn within ninety (90) days; or if Lessee or Guarantor is not generally paying its debts as the same become due, and if such condition is not cured within sixty (60) days after Lessee’s receipt of Lessor’s written notice relating thereto;

(v) If Lessee fails to maintain insurance in accordance with the requirements of Section 10 of this Lease and if such failure is not cured within five (5) days after Lessee’s receipt of Lessor’s written notice relating thereto;

(vii) If Lessee fails to observe or perform any of the other covenants, conditions, or obligations of this Lease; provided, however, if any such failure does not involve the payment of any monetary sum, does not place any rights or property of Lessor in immediate jeopardy, and is within the reasonable power of Lessee to promptly cure after Lessee’s receipt of Lessor’s written notice thereof, all as determined by Lessor in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lessor shall have given Lessee written notice thereof and a period of 30 days shall have elapsed from Lessee’s receipt of such notice, during which period Lessee may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, as determined by Lessor in its reasonable discretion, and Lessee is diligently pursuing a cure of such failure, then Lessee shall have a reasonable period to cure such failure beyond such 30-day period, which shall in no event exceed 90 days after Lessee’s receipt of written notice of such failure from Lessor. If Lessee shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required;

(vii) If a final, nonappealable judgment is rendered by a court against Lessee which has a material adverse effect on the ability to conduct business at the Premises for its intended use, and is not discharged or provision made for such discharge within 60 days from the date of entry thereof.

B. Subject to Lessor’s obligation to make reasonable efforts to mitigate its damages, upon the occurrence of an Event of Default, with or without notice or demand, except the notice prior to default required under certain circumstances by subsection A above or such other notice as may be required by statute and cannot be waived by Lessee (all other notices being hereby waived), Lessor shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, including without limitation any one or more of the following (provided, however, that Lessor shall not be entitled to duplicative remedies under any circumstance whatsoever):

(i) To terminate this Lease without any right of Lessee to reinstate Lessee’s rights by payment of any rentals due hereunder, including Base Annual Rental and Additional Rental, or other performance of the terms and conditions hereof, whereupon Lessee’s right to possession of the Premises shall cease (and Lessee shall immediately surrender possession of the Premises to Lessor) and this Lease, except as to Lessee’s liability accrued prior to such termination, shall be terminated. Lessee hereby expressly waives any and all rights of redemption granted by or under present or future law in the event this Lease is terminated pursuant to the provision of this Paragraph or Lessee is evicted or dispossessed by reason of any breach by Lessee of any provisions of the Lease.

(ii) To reenter and take possession of the Premises, any or all Personal Property and, to the extent permissible, all franchises, licenses, area development agreements, permits and other rights or privileges of Lessee pertaining to the use and operation of the Premises and to expel Lessee and those claiming under or through Lessee, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, except in the event of Lessor’s negligence or willful misconduct, without resort to legal or judicial process, procedure or action. No notice from Lessor hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Lessor to terminate this Lease unless such notice specifically so states. If Lessee shall, after the occurrence of an Event of Default, voluntarily give up possession of the Premises to Lessor, deliver to Lessor or its agents the keys to the Premises, or both, such actions shall be deemed to be in compliance with Lessor’s rights and the acceptance thereof by Lessor or its agents shall not be deemed to constitute a termination of this Lease. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

(iii) To seize all Personal Property (subject to any and all rights thereto and security and other interests therein held by lenders of Lessee or any of its affiliates), and to dispose thereof in accordance with the laws prevailing at the time and place of such seizure or to remove all or any portion of such Personal Property and cause the same to be stored in a public warehouse or elsewhere at Lessee’s sole expense, without becoming liable for any loss or damage resulting therefrom, except in the event of Lessor’s negligence or willful misconduct, and without resorting to legal or judicial process, procedure or action.

(iv) To bring an action against Lessee for any actual damages sustained by Lessor or any equitable relief available to Lessor.

(v) To relet the Premises or any part thereof for such term or terms (including a term which extends beyond the original Lease Term), at such rentals and upon such other terms as Lessor, in its reasonable discretion, may determine, with all proceeds received from such reletting being applied to the rental and other sums due from Lessee in such order as Lessor, may, in its reasonable discretion, determine, which other sums include, without limitation, all actual and reasonable repossession costs, brokerage commissions, attorneys’ fees and expenses, employee expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting. Except to the extent required by applicable law, and subject to Lessor’s obligation to make reasonable efforts to mitigate its damages, Lessor shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Lessee of any liability under this Lease or otherwise to affect any such liability. Lessor reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

(vi) To accelerate and recover from Lessee all rent and other monetary sums due and owing and scheduled to become due and owing under this Lease both before and after the date of such breach for the entire original scheduled Lease Term discounted to present value and reduced by the fair rental value of the Premises for the remainder of the original scheduled Lease Term.

(vii) To recover from Lessee all reasonable and actual costs and expenses, including attorneys’ fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar actual and reasonable costs and fees, paid or incurred by Lessor as a result of such Event of Default.

(viii) To immediately or at any time thereafter, and with or without notice, at Lessor’s sole option but without any obligation to do so, correct such breach or default and charge Lessee all reasonable and actual costs and expenses incurred by Lessor therein. Any sum or sums so paid by Lessor, together with interest at the Default Rate, shall be deemed to be Additional Rent hereunder and shall be immediately due from Lessee to Lessor.

(ix) To immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Lessee held by Lessor under this Lease against any sum owing by Lessee.

(x) To seek any equitable relief available to Lessor, including, without limitation, the right of specific performance.

(xii) To enforce, and Lessee does hereby consent to such enforcement, all of Lessor’s self-help remedies available at law or in equity without Lessor resorting to any legal or judicial process, procedure or action.

Lessee and Lessor expressly waives any right of defense which such party may have based on any purported merger of any cause of action, and neither the commencement of any action or proceeding nor the settlement thereof or entering of judgment therein shall bar such party from bringing subsequent actions or proceedings from time to time. Any law, usage or custom to the contrary notwithstanding, Lessor shall have the right at all times to enforce all terms, conditions and covenants hereof in strict accordance herewith, notwithstanding any conduct or custom on the part of Lessor in refraining from so doing at any time or times. Further, the failure of any party at any time or times to enforce its rights hereunder strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to any specific term, condition or covenant hereof, or as having in any way or manner modified the same. All powers and remedies given by this Section to Lessor and Lessee, subject to applicable law, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to such party under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of the other party contained in this Lease, and no delay or omission of such party to exercise any right or power accruing upon the occurrence of any Event of Default (or Lessor’s breach of this Lease, as applicable) shall impair any other or subsequent Event of Default (or Lessor’s breach of this Lease, as applicable) or impair any rights or remedies consequent thereto. Every power and remedy given by this Section or by law to Lessor or Lessee may be exercised from time to time, and as often as may be deemed expedient, by such party, subject at all times to such party’s right in its sole judgment to discontinue any work commenced by such party or change any course of action undertaken by such party.

In the event of an emergency, then, without waiving any Event of Default which may result from such emergency, Lessor may, but without any obligation to do so, take all reasonable and necessary actions in connection therewith, including, without limitation, enter upon the Premises to perform Lessee’s obligations, immediately and without notice. All reasonable and actual expenses incurred by Lessor in connection with performing such obligations of Lessee, including, without limitation, reasonable attorneys’ fees and expenses, together with interest at the Default Rate from the date any such expenses were incurred by Lessor until the date of payment by Lessee, shall constitute Additional Rental and shall be paid by Lessee to Lessor upon demand.

Should Lessor default in the performance of any covenant or agreement herein, and such default continue for thirty (30) days after receipt by Lessor of written notice thereof from Lessee, Lessee may (i) terminate this Lease upon written notice to Lessor; or (ii) pay any sums necessary to perform any obligation of Lessor in default hereunder and require Lessor to reimburse such sum to Lessee within five (5) business days of Lessor’s receipt of Lessee’s written demand therefor; or (iii) pursue any other available legal or equitable remedy. In the event Lessee reasonably and actually incurs any expenses because of Lessor’s failure to fulfill its obligations set forth in this Lease, Lessor agrees to reimburse Lessee for such expense upon written demand by Lessee. In the event of an emergency, then, without waiving any default by Lessor hereunder which may result from such emergency, Lessee may, but without any obligation to do so, take all reasonable and necessary actions in connection with such emergency, including, without limitation, performing Lessor’s obligations, immediately and without notice. All reasonable and necessary expenses actually incurred by Lessee in connection with performing such obligations, including, without limitation, reasonable attorneys’ fees and expenses, shall be paid by Lessor to Lessee within five (5) business days of Lessor’s receipt of Lessee’s written demand therefor.

23. Mortgage, Subordination, Nondisturbance and Attornment. Lessor’s interest in this Lease and/or the Premises shall not be subordinate to any encumbrances placed upon the Premises by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. Lessee shall keep the Premises free from any liens for work performed, materials furnished or obligations incurred by Lessee. EXCEPT AS OTHERWISE CONSENTED TO BY LESSOR PURSUANT TO SECTION 25, NOTICE IS HEREBY GIVEN THAT LESSEE IS NOT AUTHORIZED TO PLACE OR ALLOWED TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF THE PREMISES OR LESSEE’S LEASEHOLD INTEREST THEREIN, AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID. FURTHERMORE, ANY SUCH PURPORTED TRANSACTION SHALL BE DEEMED A TORTIOUS INTERFERENCE WITH LESSOR’S RELATIONSHIP WITH LESSEE AND LESSOR’S FEE OWNERSHIP OF THE PREMISES.

This Lease at all times shall automatically be subordinate to the lien of any and all ground leases, mortgages and trust deeds now or hereafter placed upon the Premises by Lessor, whose holder provides Lessee with non-disturbance agreements reasonably acceptable to Lessee, and Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien of any or all such ground leases, mortgages or trust deeds as shall be desired by Lessor, or any present or proposed mortgagees or trustees under trust deeds, substantially in the form attached hereto as Exhibit C and made a part hereof, upon the condition that Lessee shall have the right to remain in possession of the Premises under the terms of this Lease, notwithstanding any default in any or all such mortgages or trust deeds, or after foreclosure thereof, so long as no Event of Default shall have occurred and be continuing and that Lessor’s successor in interest shall assume and perform Lessor’s obligations hereunder.

If any mortgagee or trustee elects to have this Lease and the interest of Lessee hereunder be superior to any such interest or right and evidences such election by notice given to Lessee, then this Lease and the interest of Lessee hereunder shall be deemed superior to any such mortgage or trust deed, whether this Lease was executed before or after such mortgage or trust deed and in that event such mortgagee or trustee shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of the mortgage or trust deed and has been assigned to such mortgagee or trustee.

Although the foregoing provisions shall be self-operative and no future instrument of subordination shall be required, upon request by Lessor, Lessee shall execute and deliver whatever instruments may be required for such purposes in form and substance reasonably acceptable to Lessee, in exchange for non-disturbance assurances reasonably satisfactory to Lessee.

In the event any purchaser or assignee of any Lender at a judicial or nonjudicial foreclosure sale acquires title to the Premises, or in the event any Lender or any purchaser or assignee otherwise succeeds to the rights of Lessor as landlord under this Lease, Lessee shall attorn to such Lender or such purchaser or assignee, as the case may be (a “Successor Lessor”), and recognize the Successor Lessor as lessor under this Lease, so long as the Successor Lessor assumes and performs Lessor’s obligations hereunder, and, subject to the provisions of this Section, this Lease shall continue in full force and effect as a direct lease between the Successor Lessor and Lessee, provided that the Successor Lessor shall only be liable for any obligations of the lessor under this Lease which accrue after the date that such Successor Lessor acquires title. The foregoing provision shall be self operative and effective without the execution of any further instruments.

Lessee shall give written notice to any Lender, whose name and address are provided to Lessee by Lessor in writing, having a recorded lien upon any of the Premises or any part thereof of which Lessee has been notified of any breach or default by Lessor of any of its obligations under this Lease simultaneously with the giving of such notice to Lessor, and Lessee shall give such Lender at least thirty (30) days beyond any notice period to which Lessor might be entitled to cure such default before Lessee may exercise any remedy with respect thereto. Upon request by Lessor, Lessee shall also provide Guarantor’s most recent annual or quarterly report filed with the Securities and Exchange Commission to Lessor or any such Lender, if such report is not available on the Internet.

24. Estoppel Certificate. At any time, and from time to time, Lessee agrees, promptly and in no event later than 20 days after Lessee’s receipt of a written request from Lessor, to execute, acknowledge and deliver to Lessor or any present or proposed mortgagee or purchaser designated by Lessor a certificate substantially in the form attached hereto as Exhibit D, certifying: (i) that Lessee has accepted the Premises (or, if Lessee has not done so, that Lessee has not accepted the Premises, and specifying the reasons therefor); (ii) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (iii) the commencement and expiration dates of the Lease Term and the terms of any extension options of Lessee; (iv) the date to which the rentals have been paid under this Lease and the amount thereof then payable; (v) whether there are then, to Lessee’s actual knowledge, any existing defaults by Lessor in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (vi) that no notice has been received by Lessee of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (vii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Lessee; and (viii) any other information reasonably requested by Lessor, or its present or proposed purchaser or mortgagee.

25. Assignment. Lessor shall have the right to sell or convey the Premises subject to this Lease or to assign its right, title and interest as Lessor under this Lease in whole or in part. In the event of any such sale or assignment other than a security assignment, Lessee shall attorn to such purchaser or assignee which assumes and agrees in writing to perform Lessor’s obligations under this Lease from and after the effective date of such assumption, a copy of which assumption shall be provided to Lessee, and Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale.

Lessee acknowledges that Lessor has relied both on the business experience and creditworthiness of Lessee and upon the particular purposes for which Lessee intends to use the Premises in entering into this Lease. Without the prior written consent of Lessor: (i) Lessee shall not assign, transfer, convey, pledge or mortgage this Lease or any interest therein, whether by operation of law or otherwise to any Person not controlled by Guarantor; (ii) no Change of Control shall occur; (iii) no interest in Lessee shall be pledged, encumbered, hypothecated or assigned as collateral for any obligation of Lessee or Guarantor, and (iv) Lessee shall not sublet all or any part of the Premises to any Person not controlled by Guarantor (each of items (i) through (iv) are hereinafter referred to as a “Prohibited Transaction”). In addition, no interest in Lessee shall be transferred, assigned or conveyed to any individual or person whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations and/or who is in violation of any of the OFAC Laws and Regulations, and any such transfer, assignment or conveyance shall not be effective until the transferee has provided written certification to Lessor that (A) the transferee or any person who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations, and (B) the transferee has taken reasonable measures to assure than any individual or entity who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly Traded Entity. Notwithstanding anything to the contrary contained herein, Lessee shall have the right at any time and from time to time to cause any Affiliate of Lessee or Guarantor to operate its business at the Premises, through a sublease, assignment or otherwise, so long as such business does not deviate from the Permitted Concept and in all other respects is in compliance with the terms and provisions hereof.

Lessor’s consent to a Prohibited Transaction shall be subject to the satisfaction of such conditions as Lessor shall determine in its reasonable discretion, including, without limitation, (i) Lessee having executed and delivered such non-material modifications to the terms of this Lease as Lessor shall reasonably request, (ii) the proposed transferee having assumed this Lease, (iii) payment to Lessor of fifty percent (50%) of any gross rentals payable under a sublease which are in excess of any and all rentals, taxes, utilities, insurance and other amounts payable by Lessee under this Lease (net of Lessee’s reasonable and actual sublease related costs), and (iv) the proposed transferee having satisfactory creditworthiness and satisfactory experience operating a Permitted Concept. In addition, any such consent shall be conditioned upon the payment by Lessee to Lessor of an amount not to exceed $3,000 per consent granted to reimburse Lessor for all out-of-pocket costs and expenses reasonably and actually incurred by Lessor in connection with such consent, including, without limitation, reasonable attorneys’ fees. The provisions of this Section shall apply to every Prohibited Transaction regardless of whether voluntary or not, or whether or not Lessor has consented to any previous Prohibited Transaction. No assignment of this Lease or subletting of the Premises shall relieve Lessee of its obligations under this Lease or any guarantor of this Lease of any of its obligations under its guaranty. Any Prohibited Transaction in violation of this Section shall be voidable at the sole option of Lessor.

26. Option To Extend. Lessee, provided an Event of Default shall not have occurred and be continuing at the time of exercise or at the expiration of the Lease Term or, if applicable, the first extension of the Lease Term, shall have the option to continue this Lease in effect for up to two (2) additional successive periods of five (5) years each in accordance with the terms and provisions of this Lease then in effect, including, without limitation, adjustments in the Base Annual Rental during such extension term in accordance with the provisions of Section 4. If Lessee desires to extend the term of this Lease, Lessee shall exercise such extension option by giving written notice to Lessor of Lessee’s intention to do so not less than 210 days prior to the expiration of the Lease Term or the then applicable Lease Term.

27. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Lease shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service providing delivery confirmation or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) confirmed transmission, if delivered by facsimile, (c) the next Business Day, if delivered by express overnight delivery service, or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

If to Lessee:	COST-U-LESS
3633 136th Place SE, Ste. 110
Bellevue, WA 98006
Attn: Martin Moore
Tel.: (425) 945-0213
Fax: (425) 945-0214
With copies to:
                     David D. Buck
Riddell Williams P.S.
1001 Fourth Avenue, Suite 4500
Seattle, WA 98154
Tel.: (206) 624-3600
Fax: (206) 389-1708

If to Lessor:	Cole CL St. Croix USVI, LLC, a Delaware limited liability company
Attention: Legal Department
2555 E. Camelback Road
Suite 400
Phoenix, AZ 85016
Telephone: (602) 778-8700
Telecopy: (602) 778-8780

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

28. Holding Over. If Lessee remains in possession of the Premises after the expiration of the Lease Term, Lessee, at Lessor’s option and within Lessor’s sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay rentals and other sums in the amounts herein provided, except that, unless otherwise agreed by and between Lessor and Lessee in writing, the Base Monthly Rental shall be automatically increased to one hundred twenty-five percent (125%) of the last Base Monthly Rental payable under this Lease, and to comply with all the terms of this Lease; provided that nothing herein nor the acceptance of rent by Lessor shall be deemed a consent to such holding over without Lessor’s express written consent to such holding over. If Lessee holds over without Lessor’s express written consent, Lessee shall defend, indemnify, protect and hold the Indemnified Parties harmless for, from and against any and all Losses resulting from Lessee’s failure to surrender possession upon the expiration of the Lease Term, including, without limitation, any claims made by any succeeding lessee.

29. Removal of Lessee’s Property. At the expiration of the Lease Term, and if no Event of Default has occurred and is then continuing, Lessee may remove from the Premises all Personal Property; provided, however, that Lessee shall surrender the Premises with any and all HVAC equipment, walk-in coolers and walk-in freezers then located at the Premises, free of charge, in their then-existing condition, AS IS, WHERE IS, WITH ALL FAULTS. Lessee shall repair any damage caused by such removal and shall leave the Premises broom clean and in good and working condition and repair inside and out, subject to ordinary wear and tear and, in the event this Lease is terminated pursuant to Section 19 hereof due to a casualty or condemnation, casualty and condemnation damages. Any property of Lessee left on the Premises on the thirtieth (30th) day following the expiration of the Lease Term shall, at Lessor’s option, automatically and immediately become the property of Lessor. Lessor hereby waives any and all statutory or other liens it may have on the Personal Property.

31. Financial Statements. Upon Lessor’s request, at any time after the filing of the applicable report with the Securities and Exchange Commission, Lessee shall deliver to Lessor a copy of the most recent annual or quarterly report of Guarantor filed with the Securities and Exchange Commission, if such report is not available on the Internet. Lessee and, by execution of the Guaranty, Guarantor, understand that Lessor is relying upon such reports and Lessee and Guarantor represent that such reliance is reasonable.

32. Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, fire or other casualty beyond the control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other monies to be paid by Lessee pursuant to this Lease.

33. Time is of the Essence. Time is of the essence with respect to each and every provision of this Lease in which time is a factor.

35. Lessor’s Liability. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that (i) there shall be absolutely no personal liability on the part of Lessor, its successors or assigns and the trustees, members, partners, shareholders, officers, directors, employees and agents of Lessor and its successors or assigns (collectively, the “Lessor Parties”), to Lessee with respect to any of the terms, covenants and conditions of this Lease (except as set forth in subparagraph (iii) below), (ii) Lessee waives all claims, demands and causes of action against the Lessor Parties in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor (except as set forth in subparagraph (iii) below), and (iii) Lessee shall look solely to Lessor’s and the Lessor Parties’ interest in the Premises for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, or any other matter in connection with this Lease or the

Premises, such exculpation of liability to be absolute and without any exception whatsoever.

36. Consent of Lessor. Unless specified otherwise herein, Lessor’s consent to any request of Lessee may be conditioned or withheld in Lessor’s reasonable discretion. Lessor shall have no liability for damages resulting from Lessor’s failure to give any consent, approval or instruction reserved to Lessor, if such failure is reasonable, Lessee’s sole remedy in any such event being an action for injunctive relief.

37. Waiver and Amendment. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. Unless otherwise stated by Lessor in writing, no acceptance by Lessor of an amount less than the monthly rent and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Lessor’s right to collect any unpaid amounts or an accord and satisfaction.

38. Successors Bound. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

39. No Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not result in a merger of Lessor’s and Lessee’s estates, and shall, at the option of Lessor, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Lessor of any or all of such subleases or subtenancies.

40. Captions. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

41. Severability. The provisions of this Lease shall be deemed severable. If any part of this Lease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

42. Independent Counsel. Lessor and Lessee acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

43. Easements. During the Lease Term Lessor shall have the right to grant utility easements on, over, under and above the Premises without the prior consent of Lessee, provided that such easements will not materially interfere with Lessee’s conduct of its business at the Premises.

44. Bankruptcy.

A. As a material inducement to Lessor executing this Lease, Lessee acknowledges and agrees that Lessor is relying upon (i) the financial condition and specific operating experience of Lessee and Lessee’s obligation to use the Premises as a Permitted Concept, (ii) Lessee’s timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Code for Lessee and (iii) all defaults under this Lease being cured promptly and this Lease being assumed within 60 days of any order for relief entered under the Code for Lessee, or this Lease being rejected within such 60 day period and the Premises surrendered to Lessor.

Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Lessee hereby agrees that:

(i) All obligations that accrue or become due under this Lease (including the obligation to pay rent), from and after the date that an Action is commenced shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Lessor;

(ii) Any and all obligations under this Lease that accrue or become due from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;

(iii) Any extension of the time period within which Lessee may assume or reject this Lease without an obligation to cause all obligations accruing or coming due under this Lease from and after the date that an Action is commenced to be performed as and when required under this Lease shall be harmful and prejudicial to Lessor;

(iv) Any time period designated as the period within which Lessee must cure all defaults and compensate Lessor for all pecuniary losses which extends beyond the date of assumption of this Lease shall be harmful and prejudicial to Lessor;

(v) Any assignment of this Lease must result in all terms and conditions of this Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of this Lease without the express written consent of Lessor shall be harmful and prejudicial to Lessor;

(vi) Any proposed assignment of this Lease to an assignee: (a) that will not use the Premises as a Permitted Concept, (b) that does not possess financial condition, operating performance and experience characteristics equal to or better than the financial condition, operating performance and experience of Lessee as of the Effective Date, or (c) that does not provide guarantors of this Lease obligations with financial condition equal to or better than the financial condition of the original guarantors of this Lease as of the Effective Date, shall be harmful and prejudicial to Lessor; and

(vii) The rejection (or deemed rejection) of this Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Code, and Lessee stipulates that such automatic stay shall be lifted immediately and possession of the Premises will be delivered to Lessor immediately without the necessity of any further action by Lessor.

B. No provision of this Lease shall be deemed a waiver of Lessor’s rights or remedies under the Code or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Lessee’s obligations under this Lease, or to regain possession of the Premises as a result of the failure of Lessee to comply with the terms and conditions of this Lease or the Code.

C. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as such, shall constitute “rent” for the purposes of the Code.

D. For purposes of this Section addressing the rights and obligations of Lessor and Lessee in the event that an Action is commenced, the term “Lessee” shall include Lessee’s successor in bankruptcy, whether a trustee, Lessee as debtor in possession or other responsible person.

45. No Offer. No contractual or other rights shall exist between Lessor and Lessee with respect to the Premises until both have executed and delivered this Lease, notwithstanding that deposits may have been received by Lessor and notwithstanding that Lessor may have delivered to Lessee an unexecuted copy of this Lease. The submission of this Lease to Lessee or Lessor shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Lessee or Lessor to lease or otherwise create any interest on the part of Lessee in the Premises.

46. Further Assurances. Each of the parties agrees to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, documents and assurances as may be reasonably required or deemed advisable to carry into effect the purposes of this Lease, and for the better assuring and confirming of all of Lessor’s and Lessee’s rights, powers and remedies under this Lease.

47. Attorneys’ Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Lease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable and actual attorneys’ fees and other costs in addition to any other relief to which it may be entitled. In addition, upon the default hereunder by the other party, the party not in default shall, upon demand, be entitled to all reasonable and actual attorneys’ fees and all other costs incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced.

48. Entire Agreement. This Lease constitutes the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided. Without limiting the foregoing, each of Lessor and Lessee specifically acknowledges that neither the other party nor any agent, officer, employee or representative of such other party has made any representation or warranty regarding the projected profitability of owning, or conducting the business to be conducted on, the Premises. Furthermore, each of Lessor and Lessee acknowledges that the other party did not prepare or assist in the preparation of any of the projected figures used by such party in analyzing the economic viability and feasibility of owning, or conducting the business to be conducted by Lessee at, the Premises.

49. Forum Selection; Jurisdiction; Venue; Choice of Law.

A. The parties hereto agree that the state and federal courts located in King County, Washington, shall be the sole and exclusive forum for any and all litigation arising out of or in connection with this Lease, the relationship of Lessor and Lessee, Lessee’s use or occupancy of the Premises, and/or any claim for injury or damage, or any emergency or statutory remedy. The parties hereto expressly submit to the jurisdiction of said courts, and agree that venue is proper for all such actions in said courts.

B. The creation of this Lease, its interpretation, construction, and enforcement, and the rights and remedies of Lessor and Lessee with respect to the Premises and under this Lease, shall be governed by the laws of the State of Washington without regard to principles of conflict of law.

50. Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

51. Joint and Several Liability. If Lessee consists of more than one individual or entity, each such individual and/or entity shall be jointly and severally liable for all obligations of Lessee under this Lease.

52. Memorandum of Lease. Concurrently with the execution of this Lease, Lessor and Lessee are executing Lessor’s standard form memorandum of lease in recordable form attached hereto as Exhibit B and made a part hereof, indicating the names and addresses of Lessor and Lessee, a description of the Premises, the Lease Term and the terms of any options to extend the Lease Term, but omitting rent and such other terms of this Lease as Lessor and Lessee may not desire to disclose to the public. Further, upon Lessor’s request, Lessee agrees to execute and acknowledge a termination of lease and/or quit claim deed in recordable form upon the expiration or sooner termination of the Lease Term.

53. No Brokerage. Lessor and Lessee represent and warrant to each other that they have had no conversation or negotiations with any broker concerning the leasing of the Premises (except in connection with Lessee’s sale of the Premises pursuant to the Purchase Agreement). Each of Lessor and Lessee agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, costs, damages and expenses, including attorneys’ fees, arising out of, resulting from or in connection with their breach of the foregoing warranty and representation.

54. Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, EACH OF LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY IT AGAINST THE OTHER PARTY OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY EACH OF LESSOR AND LESSEE OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

55. OFAC Laws and Regulations. Lessee shall immediately notify Lessor in writing if Lessee becomes aware that any individual or entity owning directly or indirectly any interest in Lessee or any director, officer, member, manager or partner of Lessee is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations, or is under investigation by any governmental entity for, or has been charged with, or convicted of, drug trafficking, terrorist-related activities or any violation of Anti-Money Laundering Laws, has been assessed civil penalties under these or related laws, or has had funds seized or forfeited in an action under these or related laws; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity.

56. Transfer, Participation and/or Securitization Covenants. Lessee agrees to cooperate in good faith with Lessor, and the holder of any security interest in the Premises, in connection with any sale or transfer of the Premises by Lessor or any transfer, participation, syndication and/or securitization of any security interest in the Premises, or any or all servicing rights with respect thereto, by providing an estoppel certificate substantially in the form attached hereto as Exhibit D, which would be required with respect to Lessee by a purchaser of the Premises and/or a purchaser, transferee, assignee, servicer, participant, co-lender, investor or rating agency involved with respect to any transfer, participation, syndication and/or securitization of any security interest in the Premises, as applicable; provided, however, Lessee shall not be required to deliver any other document or disclose any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws. Lessee may, in Lessee’s sole discretion, without any obligation to do so, agree to amend the terms of this Lease to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, co-lenders, investors or selected rating agencies involved in any such transfer, participation, syndication or securitization, so long as such amendments would not have a material adverse effect upon Lessee, Guarantor or the transactions contemplated by this Lease. Notwithstanding the foregoing, Lessee acknowledges and agrees that Lessor may disclose to any prospective purchaser of the Premises the annual and quarterly reports of Guarantor obtained by Lessor pursuant to Section 31 of this Lease. Lessor shall be responsible for causing the lender undertaking any of the transactions contemplated by this Section to prepare at no expense to Lessee any documents evidencing the amendments referred to in the preceding sentence. Lessee consents to Lessor and such holder providing the estoppel certificate, as well as any other information which Lessor and such holder may now have or hereafter acquire with respect to the Premises or the financial condition of Lessee or Guarantor to each prospective purchaser of the Premises as well as each prospective purchaser, transferee, assignee, servicer, participant, co-lender, investor or rating agency involved with respect to any such transfer, participation, syndication and/or securitization of any security interest in the Premises, as applicable. Lessee shall pay its own attorney fees and other out-of-pocket expenses incurred in connection with the performance of its obligations under this Section.

57. Power House Encroachment. Reference is hereby made to the ALTA/ACSM Land Title Survey of Plot No.’s 4-Q, 4-M & Road Plot No. 4-O, Estate Sion Farm, Christiansted Jurisdiction, Queen Quarter, St. Croix, United States Virgin Islands,

dated February 5, 2007 (the “Survey”), prepared by Survey Services Company, LLC, and to the masonry building (which is also referred to as “One Sty. Masonry Power House” on Pages 2 and 3 of the Survey)(the “Power House”) referenced in the “List of Encroachments” on Page 1 of the Survey (which reads, in part, as follows: “1) A masonry building located along the west line of Plot No. 4-Q is 9.2’ into A Portion of the Remainder of Plot No. 4-J.”).

Lessee hereby agrees that, within one (1) year after the Effective Date and at Lessee’s expense, Lessee shall either:

(a) relocate the “Power House” so that no part of the Power House will be located on any part of “Easement ‘B’” or Plot No. 4-J identified on the Survey; or

(b) obtain from (i) the owner of Plot No. 4-J an easement to permit the continued presence of the Power House at its current location for a term and upon conditions reasonably acceptable to Lessor; and (ii) obtain a waiver of the encroachment from the holder of the easement rights to “Easement ‘B’” and “Easement ‘C’” referenced above.

IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the date first above written.

LESSOR:

Cole CL St. Croix USVI, LLC, a Delaware limited liability company

By: Cole REIT Advisors II, LLC,
a Delaware limited liability company
Its: Manager

By /s/ John M. Pons
Printed Name John M. Pons
Its Executive Vice President

LESSEE:

CULUSVI, INC., d/b/a COST-U-LESS,
a U.S. Virgin Islands corporation

By /s/ J. Jeffrey Meder
Printed Name  J. Jeffrey Meder
Its President

Lessee’s Tax Identification Number:

91-1728198

Lessee’s Organization Identification Number:

__________

Lessee’s Principal Place of Business:

U.S.V.I.

STATE OF WASHINGTON    )
                     ) ss.
COUNTY OF KING         )

On this __21___ day of ___March______, 2007, before me personally appeared                J. Jeffrey Meder,   President                                  , of CULUSVI, INC., a U.S. Virgin Islands corporation, to me known to be the individual who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

GIVEN under my hand and official s/eal this __21___ day of ___March__, 2007.

/s/ Ronda J. Freeman
Notary Signature

Ronda J. Freeman
Print/Type Name

Notary Public in and for the State of Washington,

residing at Duvall, Washington

My commission expires 1-19-2009

STATE OF ARIZONA      )
 ) ss.
COUNTY OF MARICOPA   )

On this _22nd day of March _, 2007, before me personally appeared            John M. Pons                             , Executive V.P._____________of Cole REIT Advisors II, LLC, a Delaware limited liability company, Manager of Cole CL St. Croix USVI, LLC, a Delaware limited liability company, to me known to be the individual who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

GIVEN under my hand and official seal this __22nd_day of _March___, 2007.

/s/ Mary D. Bates
Notary Signature

Mary D. Bates
Print/Type Name

Notary Public in and for the State of Washington,

residing at Gold Canyon, AZ

My commission expires 9/3/08

EXHIBIT A

LEGAL DESCRIPTION

Parcel No. 4-M of Estate Sion Farm Queen Quarter, St. Croix, U.S. Virgin Island, consisting of 2.00 acres, more or less, as shown on OLG Drawing No. 5084 dated September 30, 1997 and revised June 6, 2000.

Parcel No. 4-Q of Estate Sion Farm Queen Quarter, St. Croix, U.S. Virgin Island, consisting of 2.00 acres, more or less, as shown on OLG Drawing No. 5264 dated August 1, 2001.

One-sixteenth (1/16) interest as a tenant in common in Road Plot 4-O of Estate Sion Farm, Queen Quarter, St. Croix, U.S. Virgin Islands, consisting of 0.047 U.S. acre, more or less, as more fully shown on O.L.G. Drawing No. 5084, dated September 30, 1997, last revised June

EXHIBIT B

MEMORANDUM OF LEASE FORM

MEMORANDUM OF LEASE

Cole CL St. Croix USVI, LLC, a Delaware limited liability company with a mailing address of_____________________________ ("Lessor") and CULUSVI, Inc. d/b/a Cost-U-Less, a US Virgin Islands Corporation with a mailing address of___________________________ ("Lessee"), acknowledge they have entered into a Lease dated ______________, 2007, with respect to the improvements and property more fully described as:

Parcel No. 4-M of Estate Sion Farm Queen Quarter, St. Croix, U.S. Virgin Island, consisting of 2.00 acres, more or less, as shown on OLG Drawing No. 5084 dated September 30, 1997 and revised June 6, 2000;

Parcel No. 4-Q of Estate Sion Farm Queen Quarter, St. Croix, U.S. Virgin Island, consisting of 2.00 acres, more or less, as shown on OLG Drawing No. 5264 dated August 1, 2001;

One-sixteenth (1/16) interest as a tenant in common in Road Plot 4-O of Estate Sion Farm, Queen Quarter, St. Croix, U.S. Virgin Islands, consisting of 0.047 U.S. acre, more or less, as more fully shown on O.L.G. Drawing No. 5084, dated September 30, 1997, last revised June 6, 2000.

This lease is for an initial term of fifteen (15) years with rights of renewal as more fully set forth in the lease.

Notice is hereby given to the public and interested parties of the existence of this lease and the obligations of Lessor and Lessee under the documents referenced herein and more fully described above.

IN WITNESS WHEREOF, the parties hereto have caused this Memorandum of Lease to be executed, under seal, by their duly authorized representatives, effective this ______ day of_________________ 2007.

IN WITNESS:      LESSOR:

COLE CL ST. CROIX USVI, LLC, a Delaware limited liability company

By: Cole REIT Advisors II, LLC, a Delaware
limited liability company
Its: Manager

By __________________
Printed Name __________
Its ___________________

LESSEE:

CULUSVI, INC., d/b/a COST-U-LESS,
a U.S. Virgin Islands corporation

By __________________
Printed Name _________
Its __________________

ACKNOWLEDGMENT

STATE OF _____________________ )

                     ):ss

COUNTY OF ___________________ )

On this _______ day of ________________, 2007, before me personally came and appeared _______________________, who acknowledged (himself, herself) to be ______________, of Cole REIT Advisors II, LLC, a Delaware limited liability company, Manager of Cole CL St. Croix USVI, LLC, a Delaware limited liability company, and that (he, she), as such an Officer being authorized to do so, executed the foregoing instrument therein contained by signing the name of the corporation by (himself, herself) as such Officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_________________________

Notary Public

ACKNOWLEDGMENT

STATE OF __________________ )

                          ):ss

COUNTY OF ________________ )

On this _______ day of ______________, 2007, before me personally came and appeared _______________________, who acknowledged (himself, herself) to be ______________, of CULUSVI, Inc. d/b/a Cost-U-Less, a U.S. Virgin Islands corporation, and that (he, she), as such an Officer being authorized to do so, executed the foregoing instrument therein contained by signing the name of the corporation by (himself, herself) as such Officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_________________________

Notary Public

EXHIBIT C

SNDA Form

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of _____________ by and between ______________________________, having an address at ____________________ ___________________________ (“Lender”) and __________________________, having an address at ____________________________________ (“Tenant”).

RECITALS:

A. Tenant is the holder of a leasehold estate in the property located at 4300 Sion Farm, Christiansted, St. Croix, USVI, as more particularly described on Schedule A (the “Property”) under and pursuant to the provisions of a certain lease dated ________________, 2006 between __________________________, as landlord (“Landlord”), and Tenant (“Lease”);

B. The Property is or is to be encumbered by one or more mortgages, deeds of trust, deeds to secure debt or similar security agreements (collectively, the “Security Instrument”) from Landlord, or its successor in interest, in favor of Lender; and

C. Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

NOW, THEREFORE, the parties hereto mutually agree as follows:

1. Subordination. The Lease shall be subject and subordinate in all respects to the lien and terms of the Security Instrument, to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements and extensions thereof.

2. Nondisturbance. So long as Tenant pays all rents and other charges as specified in the Lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Lender agrees for itself and its successors in interest and for any other person acquiring title to the Property through a foreclosure (an “Acquiring Party”), that Tenant’s possession of the Property as described in the Lease will not be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease, by reason of a foreclosure and that, upon a foreclosure, the Acquiring Party shall assume and perform all of Landlord’s obligations under the Lease. For purposes of this Agreement, a “foreclosure” shall include (but not be limited to) a sheriff’s or trustee’s sale under the power of sale contained in the Security Instrument, the termination of any superior lease of the Property and any other transfer of the Landlord’s interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

3. Attornment. Tenant agrees to attorn to, accept and recognize any Acquiring Party as the landlord under the Lease pursuant to the provisions expressly set forth therein for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease, so long as the Acquiring Party assumes and performs all of Landlord’s obligations under the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness. Tenant agrees, however, to execute and deliver, at any time and from time to time, upon the request of the Lender or any Acquiring Party any reasonable instrument which may be necessary or appropriate to evidence such attornment in consideration for Tenant’s receipt of Lender’s or the Acquiring Party’s written agreement to assume and perform all of Landlord’s obligations under the Lease.

4. Rent. Tenant has notice that the Lease and the rents and all other sums due thereunder have been assigned to Lender as security for the loan secured by the Security Instrument. In the event Landlord notifies Tenant of the occurrence of a default under the Security Instrument and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Lender, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise authorized in writing by Landlord. Landlord hereby irrevocably authorizes Tenant to make the foregoing payments to Lender upon such notice and demand.

5. Lender to Receive Notices. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Lender shall have received notice of default giving rise to such cancellation.

6. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth above, and:

if to Tenant, to the attention of: ___________________________; and

if to Lender, to the attention of: ___________________________.

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Paragraph, the term “Business Day” shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in the U.S. Virgin Islands. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

7. Successors. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties. In addition, Tenant acknowledges that all references herein to Landlord shall mean the owner of the landlord’s interest in the Lease, even if said owner shall be different than the Landlord named in the Recitals.

8. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

IN WITNESS WHEREOF, Landlord, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

By: ___________________
Name: _________________
Title: __________________

TENANT:

                              By: ___________________
                    Name: _________________
                    Title: __________________

LANDLORD:

The undersigned as the Landlord named in the Recitals or as successor thereto hereby accepts and agrees to be bound by the provisions of Paragraph 5 hereof.

_______________________________, a

                           By: ___________________
                  Name: ________________
                  Title: _________________

ACKNOWLEDGEMENTS

STATE OF __________________ )
               ) ss:
COUNTY OF ________________ )

On this _____ day of _________, 200__, before me personally appeared _________________, to me known to be the _______________ of the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she/they was/were authorized to execute said instrument.

In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public ___________________

Print/Type Name ___________________

Notary Public in and for the State of Washington, residing at _________

My commission expires ___________________

STATE OF __________________ )
               ) ss:
COUNTY OF ________________ )

On this _____ day of _________, 200__, before me personally appeared _________________, to me known to be the _______________ of the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she/they was/were authorized to execute said instrument.

In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public ___________________

Print/Type Name ___________________

Notary Public in and for the State of Washington, residing at _________

My commission expires ___________________

STATE OF __________________ )
               ) ss:
COUNTY OF ________________ )

On this _____ day of _________, 200__, before me personally appeared _________________, to me known to be the _______________ of the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she/they was/were authorized to execute said instrument.

In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public ___________________

Print/Type Name ___________________

Notary Public in and for the State of Washington, residing at _________

My commission expires ___________________

SCHEDULE A (PROPERTY DESCRIPTION)

Parcel No. 4-M of Estate Sion Farm Queen Quarter, St. Croix, U.S. Virgin Island, consisting of 2.00 acres, more or less, as shown on OLG Drawing No. 5084 dated September 30, 1997 and revised June 6, 2000.

Parcel No. 4-Q of Estate Sion Farm Queen Quarter, St. Croix, U.S. Virgin Island, consisting of 2.00 acres, more or less, as shown on OLG Drawing No. 5264 dated August 1, 2001.

One-sixteenth (1/16) interest as a tenant in common in Road Plot 4-O of Estate Sion Farm, Queen Quarter, St. Croix, U.S. Virgin Islands, consisting of 0.047 U.S. acre, more or less, as more fully shown on O.L.G. Drawing No. 5084, dated September 30, 1997, last revised June

EXHIBIT D

ESTOPPEL CERTIFICATE FORM

ESTOPPEL LETTER

[LETTERHEAD OF TENANT]
__________ __, 200_

Re:	Confirmation of Lease Agreement for Premises at 4300 Sion Farm, Christiansted, St. Croix, USVI (the “Premises”)
Ladies and Gentlemen:

At the request of _______________________________ (“Landlord”) the undersigned hereby certifies to you and agrees as follows recognizing that you will rely on the information contained herein:

1. The undersigned is the current tenant under a Lease dated ________________, 2006, for the premises located at 4300 Sion Farm, Christiansted, St. Croix, USVI (as amended to date, the “Lease”), which has been amended and supplemented as follows: ___________________________.

2. The Lease is in full force and effect and, except as set forth above, has not been amended, modified, supplemented or superseded, and constitutes the entire agreement between the undersigned and Landlord with respect to the leasing of the Premises. There is no other agreement between the undersigned and Landlord with respect to the leasing of the Premises, except as follows: ___________________.

3. To the knowledge of the undersigned, (i) neither the undersigned nor Landlord is in default under the Lease, and (ii) there is no defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease, except as follows: ___________________.

4. The undersigned has not received notice and is not aware of any prior transfer, assignment, hypothecation or pledge by Landlord or of any of Landlord’s interest in the Lease, except to you and except as follows: ___________________.

5. The monthly base or minimum rent due under the lease is __________________ and has been paid through ______________, 20__ and all additional rent due under the Lease has been paid through _______________, 20__.

6. There are no actions, voluntary or otherwise, pending or, to the actual knowledge of the undersigned, threatened against the undersigned under the bankruptcy, reorganization, moratorium or similar laws of the United States, any state thereof or any other jurisdiction, except as follows: ___________________.

7. The undersigned has accepted possession, and taken occupancy of, the Premises; the term of the Lease has commenced; the undersigned has commenced the payment of rents for all space subject to the Lease; the current expiration date of the Lease is _______________; and the undersigned has the following right, under the Lease, to extend the term of the Lease: _________________.

8. To date, Landlord has not been obligated to perform any work under the Lease and no reimbursement or allowance has been due to the undersigned under the Lease in connection with any work performed by Landlord or the undersigned.
Very truly yours,

[Tenant]

By: ___________________
Name: _________________
Title: __________________

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (this “Guaranty”) is made as of the ____ day of _____________, 2007, by COST-U-LESS, INC., a Washington corporation (“Guarantor”), to and for the benefit of Cole CL St. Croix USVI, LLC, a Delaware limited liability company (“Landlord”).

RECITALS

A. Landlord and CULUSVI, Inc., d/b/a Cost-U-Less, a U.S. Virgin Islands corporation (“Tenant”), as tenant, have entered into a certain Lease dated as of the date hereof, pursuant to which Tenant leases or will lease from Landlord certain premises located at 4300 Sion Farm, Christiansted, St. Croix, USVI, all as more particularly described in said Lease. Said Lease, as hereafter supplemented, amended, restated, renewed, extended, replaced or modified, is hereinafter referred to as the “Lease.” All capitalized terms which are not expressly defined in this Guaranty shall have the same meanings herein as are ascribed to such terms in the Lease.

B. Landlord has required that, as a condition to its execution and performance of the Lease, Guarantor execute and deliver this Guaranty of all obligations of Tenant arising and all sums due by Tenant under the Lease. The execution and delivery of this Guaranty by Guarantor is a material inducement to Landlord for the execution and performance of the Lease.

C. Guarantor has a financial interest in Tenant and will be benefited by the Lease. Accordingly, Guarantor has agreed to execute, deliver and perform this Guaranty.

NOW, THEREFORE, in consideration of the Recitals set forth above and in consideration of Landlord executing and performing its obligations under the Lease and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1.  Guaranty. For the term of the Lease, Guarantor absolutely, unconditionally and irrevocably guarantees to Landlord:
(a) The full and prompt payment when due (subject to the cure periods provided in the Lease), whether upon acceleration or otherwise, and at all times thereafter, of any and all rentals, debts and obligations of Tenant for the payment of money, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to become due, known or unknown to Guarantor at the time of the execution of this Guaranty, including, without limitation, all Rent, late fees, payments in respect of real estate taxes, assessments, governmental charges, premiums for insurance policies, amounts required to discharge mechanics’ and materialmen’s liens and claims therefor, and any other sums which may now be or hereafter become due and payable by Tenant under the Lease;

(b) The payment of all Enforcement Costs (as hereinafter defined); and

(c) The full, complete and punctual (subject to the cure periods provided in the Lease) observance, performance and satisfaction of all covenants, terms, conditions, obligations, duties and agreements of Tenant under the Lease.

All amounts due and debts, liabilities and payment obligations described in subparagraphs (a) and (b) of this Paragraph are referred to herein as the “Liabilities.” All obligations described in subparagraph (c) of this Paragraph are referred to herein as the “Obligations.”

2.  Landlord’s Remedies.

(a) This Guaranty is an absolute, irrevocable, present and continuing guaranty of payment and performance and not merely a guaranty of collection. Upon the occurrence of any Event of Default by Tenant under the Lease, after the expiration of any cure period applicable thereto, Guarantor agrees, on written demand by Landlord, (i) to pay all Liabilities then due hereunder; (ii) to perform the Obligations; and (iii) to indemnify and hold Landlord and the other Indemnified Parties (hereinafter defined) harmless from and against any and all loss, damage, cost, expense, injury or liability Landlord or the Indemnified Parties may suffer or incur as a result of such Event of Default in connection with the exercise of the rights under the Lease or this Guaranty.

(b) Notwithstanding anything to the contrary herein contained, in any action to enforce any of the liabilities or obligations of the Guarantor under this Guaranty, Landlord, at its election, may proceed against the Guarantor with or without: (i) joining Tenant in any such action; (ii) commencing any action against or obtaining any judgment against Tenant; or (iii) commencing any proceeding to enforce or realize upon any collateral or other security (including, without limitation, any security deposit or other guaranties) which may be given to secure Tenant’s obligations under the Lease, or to obtain any judgment, decree or foreclosure sale with respect thereto. Nevertheless, the maintenance of any action or proceeding by Landlord to recover any sum or sums that may be or become due under the Lease or to secure the performance of any of the other terms, covenants and conditions of the Lease shall not preclude Landlord from demanding and receiving the payment of such sums and the performance of such other terms, covenants and conditions from Guarantor, or from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of Tenant under the Lease. Guarantor does hereby consent that, without affecting the liability of Guarantor under this Guaranty and without notice to Guarantor, time may be given by Landlord to Tenant for payment of rent and such other sums and performance of said other terms, covenants and conditions, or any of them, and such time extended and indulgence granted from time to time, or Tenant may be dispossessed or Landlord may avail itself of or exercise any or all of the rights and remedies against Tenant provided by law or by the Lease, and may proceed either against Tenant alone or jointly against Tenant and Guarantor or against Guarantor alone without first proceeding or exhausting any remedy or claim against Tenant. Notwithstanding anything contained herein or in the Lease to the contrary,

Landlord shall not be entitled to duplicative remedies under the Lease and/or this Guaranty.

3.  Return of Payments. Guarantor agrees that, if at any time all or any part of any payment theretofore applied by Landlord to any Liabilities is rescinded or returned by Landlord for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of any party), such Liabilities shall, for the purposes of this Guaranty, be deemed to have continued in existence to the extent of such payment, notwithstanding such application by Landlord, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by Landlord had not been made. Guarantor does hereby further agree that with respect to any payments made by Guarantor hereunder, Guarantor shall not have any rights based on suretyship, subrogation or otherwise to stand in the place of Landlord so as to compete with Landlord as a creditor of Tenant, and Guarantor hereby waives all such rights to the fullest extent permitted by law.

4.  No Discharge. Guarantor agrees that, except as may be agreed to in writing by Landlord, the obligations, covenants and agreements of Guarantor under this Guaranty shall not be affected or impaired by any act of Landlord, or any event or condition except the full, final and unvoidable performance of all Obligations and payment of all Liabilities and any other sums due hereunder. Guarantor agrees that the liability of Guarantor hereunder shall not be discharged by, and Guarantor hereby irrevocably consents to: (i) any subsequent change, modification or amendment of the Lease in any of its terms, covenants and conditions, or in the Rent or any other sums payable thereunder, or in the term thereof (the “Term”), or in the Premises demised thereby (whether said Premises be expanded, contracted, relocated, substituted or otherwise altered), and to any assignments of the Lease and to any sublettings of the Premises, and to any extensions or renewals of the Lease or its Term; (ii) the renewal or extension of time for the payment of the Liabilities or performance of the Obligations under the Lease or any other agreement relating to the Premises; (iii) any failure, omission, delay or inadequacy, whether entire or partial, of Landlord to exercise any right, power or remedy regarding the Lease or to enforce or realize upon (or to make any guarantor a party to the enforcement or realization upon) any of Landlord’s security for the Lease, including, but not limited to, any impairment or release of such security by Landlord; (iv) the existence of any set off, claim or counterclaim or the reduction or diminution of the Liabilities, or any defense of any kind or nature, which Guarantor may have against Tenant or which any party other than Tenant has against Landlord; (v) the application of payments received from any source to the payment of any obligation other than the Liabilities, even though Landlord might lawfully have elected to apply such payments to any part or all of the Liabilities; (vi) the addition or release of any and all other guarantors, obligor and other persons liable for the payment of the Liabilities and/or performance of the Obligations, and the acceptance or release of any and all other security for the payment of the Liabilities and/or performance of the Obligations; or (vii) any distress or reentry by Landlord or dispossession of Tenant or any action or remedy taken by Landlord under the Lease, or any failure to notify Guarantor of any default by Tenant; all whether or not Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (vii) inclusive of this Paragraph. Notwithstanding anything contained herein to the contrary, Guarantor shall be entitled to the same defenses as those which Tenant may have under the Lease or otherwise.

In the event that the Lease is modified, renewed or extended in any respect by agreement between Landlord and Tenant either pursuant to an option granted in the Lease or otherwise, or in the event that Tenant holds over beyond the Term of the Lease, then the obligations hereunder of Guarantor shall extend to the full and faithful performance and observance of all of the covenants, terms and conditions of the Lease and of any such modification, renewal or extension thereof. Guarantor intends that Guarantor shall remain liable hereunder as a principal until the full, final and unvoidable performance of all of the Obligations and the full, final and unvoidable payment of all Liabilities.

5.  Application of Amounts Received. Any amounts received by Landlord from whatsoever source on account of any Liabilities may be applied by Landlord toward the payment of such Liabilities, and in such order of application, as Landlord may from time to time elect.

6.  Waiver. Guarantor expressly waives: (i) notice of the acceptance by Landlord of this Guaranty; (ii) notice of the existence, creation, payment or nonpayment of the Liabilities; (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever; and (iv) any failure by Landlord to inform Guarantor of any facts Landlord may now or hereafter know about Tenant, the Lease or the Premises, it being understood and agreed that Guarantor has and will maintain personal knowledge of and is familiar with Tenant’s financial condition and business affairs and has the ability to influence Tenant’s decision-making processes, and that Landlord has no duty so to inform, and that Guarantor is fully responsible for being and remaining informed by, Tenant of all circumstances bearing on the Lease and this Guaranty. No modification or waiver of any of the provisions of this Guaranty will be binding upon Landlord except as expressly set forth in a writing duly signed and delivered on behalf of Landlord.

7.  Enforcement Costs. If, after the occurrence of any Event of Default, (i) the Lease or this Guaranty is placed in the hands of an attorney for enforcement or collection or is enforced or collected through any legal proceeding; or (ii) an attorney is retained to represent Landlord in any proceeding (including, without limitation, any bankruptcy, reorganization, receivership or other proceeding affecting creditors’ rights) involving a claim under or related to the Lease or this Guaranty, then Guarantor shall pay to Landlord upon demand all actual and reasonable attorneys’ fees, costs and expenses, including, without limitation, court costs and filing fees, and all other actual and reasonable costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder, provided Landlord prevails in such legal proceeding. If Landlord does not prevail in such legal proceeding, Landlord shall pay or reimburse Tenant and Guarantor any and all actual and reasonable attorneys’ fees, costs and expenses, including, without limitation, court costs and filing fees, and all other actual and reasonable costs and expenses incurred by Tenant and/or Guarantor in connection therewith.

8.  Transfer of Lease. Notwithstanding any assignment or transfer of the Lease or any interest therein by Landlord, for collateral purposes or otherwise, each and every immediate and successive assignee, transferee or other successor in interest with respect to Landlord’s interest under the Lease shall, to the extent of the interests assigned or transferred, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were Landlord.

9.  Governing Law; Interpretation. This Guaranty shall be governed by the laws of the State of Washington without reference to the conflicts of law principles of that state. The headings of Paragraphs in this Guaranty are for convenience only and shall not be construed in any way to limit or define the content, scope or intent of the provisions hereof. As used in this Guaranty, the singular shall include the plural, and masculine, feminine and neuter pronouns shall be fully interchangeable where the context so requires. If any provision of this Guaranty, or any paragraph, sentence, clause, phrase or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Guaranty shall be construed as if such invalid part were never included herein. Time is of the essence of this Guaranty. All payments to be made hereunder shall be made in currency and coin of the United States of America which is legal tender for public and private debts at the time of payment.

10.  Entire Agreement. This Guaranty constitutes the entire agreement between Guarantor and Landlord with respect to the subject matter hereof and supersedes all prior such agreements and understandings, both written and oral. This Guaranty may not be modified or amended except by a written instrument signed by Landlord and Guarantor.

11.  Successors and Assigns.

(a) This Guaranty shall bind Guarantor and its assigns and successors; provided that Guarantor shall not be entitled to transfer or delegate its obligations hereunder.

(b) This Guaranty shall inure to the benefit of and be enforceable by Landlord and Landlord’s officers, agents, employees, partners, directors and shareholders, each of their respective successors and assigns, and each present or subsequent mortgagee of the Premises and its successors and assigns (all such persons and entities shall be “Indemnified Parties” herein).

12.  Certain Waivers by Guarantor. Guarantor hereby waives the benefit of  the right to trial by jury in any action or proceeding that hereafter may be instituted in respect of the Lease or this Guaranty.

13.  Notices. Any notice, demand or other communication which is given hereunder shall be in writing and shall be deemed given and served (a) upon receipt or refusal, if delivered personally, (b) one (1) business day after deposit with an overnight carrier service, or (c) upon deposit in the United States mail (certified or registered mail only), if mailed, and addressed to the intended recipient at its address set forth below or to such other address as such intended recipient may have designated by notice furnished in accordance herewith:

If to Guarantor:               Cost-U-Less, Inc.
3633 136th Place SE, Ste. 110
Bellevue, WA 98006
Attn: Martin Moore
Tel.: (425) 945-0213
Fax: (425) 945-0214

With copies to:	David D. Buck
Riddell Williams P.S.
1001 Fourth Avenue, Suite 4500
Seattle, WA 98154
Tel.: (206) 624-3600
Fax: (206) 389-1708

If to Landlord:	Cole CL St. Croix USVI, LLC
                               2555 E. Camelback Road, Suite 400
Phoenix, AZ 85016
Attn: Legal Department
Tel.: (602) 778-8700
Fax: (602) 778-8780

With copies to:	Bennett Wheeler Lytle & Cartwright, PLC
                                3838 North Central Avenue, Suite 1120
Phoenix, AZ 85012
Attn: Kevin T. Lytle Esq.
Tel.: (602) 445-3434
Fax: (602) 266-9119

Except as otherwise specifically required herein, notice of the exercise of any right, option or power granted to Landlord by this Guaranty is not required to be given.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

SIGNED AND DELIVERED as of the date first specified above.

GUARANTOR:

COST-U-LESS, INC., a Washington corporation

By: ___________________
Name: _________________
Title: __________________

TABLE OF CONTENTS    Page

1	Certain Defined Terms	1
2	Demise of Premises; Lease Characterization	7
3	Lease Term	7
4	Rental and Other Payments	8
5	Representations and Warranties of Lessor	8
6	Representations and Warranties of Lessee	8
7	Rentals To Be Net to Lessor	10
8	Taxes and Assessments	11
9	Utilities	12
10	Insurance	12
11	Tax and Insurance Impound	13
12	Payment of Rental and Other Sums	14
13	Use	15
14	Compliance With Laws, Restrictions, Covenants and Encumbrances	15
15	Condition of Premises; Maintenance	19
16	Waste; Alterations and Improvements	19
17	Indemnification	20
18	Quiet Enjoyment	22
19	Condemnation or Destruction	23
20	Inspection	26
21	Default, Remedies and Measure of Damages	26
23	Mortgage, Subordination, Nondisturbance and Attornment	31
24	Estoppel Certificate	32
25	Assignment	33
26	Option To Extend	34
27	Notices	34
28	Holding Over	35
29	Removal of Lessee’s Property	36
31	Financial Statements	36
32	Force Majeure	36
33	Time is of the Essence	36
35	Lessor’s Liability	36
36	Consent of Lessor	37
37	Waiver and Amendment	37
38	Successors Bound	37
39	No Merger	37
40	Captions	37
41	Severability	37
42	Independent Counsel	37
43	Easements	38
44	Bankruptcy	38
45	No Offer	39
46	Further Assurances	39
47	Attorneys’ Fees	40
48	Entire Agreement	40
49	Forum Selection; Jurisdiction; Venue; Choice of Law	40
50	Counterparts	40
51	Joint and Several Liability	40
52	Memorandum of Lease	40
53	No Brokerage	41
55	OFAC Laws and Regulations	41
56	Transfer, Participation and/or Securitization Covenants	42
57	Power House Encroachment	42